As filed with the Securities and Exchange
Commission on June 5, 1988.            Registration No. 333-31373
=================================================================
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                     ----------------------


                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                           FORM SB-2/A


                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                     ----------------------
                   CASINOVATIONS INCORPORATED


    Washington                                    91-1696010
---------------------  ---------------------  -------------------
  (State or other       (Primary Standard      (I.R.S. Employer
  jurisdiction of          Industrial         Identification No.)
  incorporation or      Classification Code
   organization)             Number)


        5240 S. Eastern Avenue, Las Vegas, Nevada  89119
      Telephone: (702) 733-7195, Facsimile: (702) 733-7197
-----------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business)



                           Jay L. King
                     5240 S. Eastern Avenue
                    Las Vegas, Nevada  89119
       Telephone: (702) 733-7195, Facsimile: (702) 733-7197
-----------------------------------------------------------------
    (Name, address and telephone number of agent for service)



                         WITH COPIES TO:
                     Michael J. Bonner, Esq.
                     Sherwood N. Cook, Esq.
                       Robert C. Kim, Esq.
                Kummer Kaempfer Bonner & Renshaw
              3800 Howard Hughes Parkway, 7th Floor
                    Las Vegas, Nevada  89109
       Telephone:  (702) 792-7000, Facsimile:  (702) 796-7181
-----------------------------------------------------------------



     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under  the  Securities  Act of 1933, check the following box:
[X]





     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                                                 [LOGO]
Dated June ___, 1998



               SUBJECT TO COMPLETION, June 5, 1998


           Up to a Maximum of 1,500,000 Common Shares

    2,119,041 Common Shares on behalf of Selling Shareholders

         200,000 Common Shares underlying the A Warrants
         200,000 Common Shares underlying the B Warrants
         250,000 Common Shares underlying the C Warrants

                   CASINOVATIONS INCORPORATED
                          Common Stock
                        ($.001 Par Value)


The Company is offering up to a maximum of 1,500,000 Common Shares at the purchase price of $2.50 per Common Share. There is no minimum investment amount. The Company is registering 2,119,041 common shares on behalf of its selling security holders. The Company is registering the stock underlying its A, B and C Warrants on behalf of its selling security holders. The A Warrants are exercisable into one common share at the purchase price of $3.75. The A Warrants shall be exercisable for a period of four years from July, 1996 and shall be redeemable by the Company at $.001 per A Warrant upon thirty days notice. The B Warrants are exercisable into one common share at the purchase price of $4.00. The B Warrants shall be exercisable for a period of four years from July, 1996 and shall be redeemable by the Company at $.001 per B Warrant upon thirty days notice. The C Warrants are exercisable into one common share at the purchase price of $6.00. The C Warrants shall be exercisable for a period of four years from July, 1996 and shall be redeemable by the Company at $.001 per C Warrant upon thirty days notice.



The 2,119,041 common shares being registered on behalf of selling security holders consist of 319,825 Common Shares on behalf of the Company's officers, directors and affiliates, 1,311,516 Common Shares on behalf of shareholders who purchased in a previous private placement and 487,700 Common Shares to other unaffiliated shareholders. See "Selling Security Holders". Prior to the date hereof, there has been no trading market for the Common Stock of the company. There can be no assurance that the Common Stock will ever be quoted, that an active trading and/or a liquid market will ever develop or, if developed, that it will be maintained.



The  Company  intends  to  register  its securities under Section
12(g) of the Exchange Act of 1934.


THE  COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL  CONDITION.
PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO
LOSE THEIR ENTIRE INVESTMENT.


THERE ARE MATERIAL RISKS IN CONNECTION WITH THE  PURCHASE OF  THE
SECURITIES.  SEE RISK FACTORS, PAGE 9.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. DUE TO THE



-----------------------------------------------------------------
[THE FOLLOWING TEXT APPEARS PRINTED ALONG THE LEFT MARGIN OF THIS
PAGE: Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in the State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.]
-----------------------------------------------------------------

CONTEMPORANEOUS  PRIMARY OFFERING BY THE  COMPANY  AND  SECONDARY
OFFERING BY SELLING SHAREHOLDERS, CONFLICTS OF INTERESTS  BETWEEN
THE COMPANY AND SELLING SHAREHOLDERS MAY ARISE.  SEE TERMS OF THE
OFFERING AND RISK FACTORS.


THE NEVADA STATE GAMING CONTROL BOARD, THE NEVADA GAMING COMMISSION, OR ANY OTHER GAMING AUTHORITY HAVE NOT PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE COMMON STOCK OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

The Company is engaged in the manufacture and marketing of certain gaming products and concepts.

-----------------------------------------------------------------------------
                             Price to                         Proceeds to
                               Public     Commissions             Company
-----------------------------------------------------------------------------

Per Common Share                $2.50            $.25               $2.25
Maximum Offering<F1><F2>   $3,750,000        $375,000          $3,375,000
-----------------------------------------------------------------------------

<F1>  Travis Morgan Securities, Inc. (the "Placement Agent")  has
      been retained to act, on a best efforts basis, as exclusive agent for the Company in connection with the arrangement of this transaction. The Company has agreed (i) to provide the Placement Agent an expense allowance up to $15,000 for certain expenses; (ii) to provide the Placement Agent a 10% discount on Common Shares sold by the Placement Agent; and
      (iii) to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company reserves the right to withdraw, cancel or reject an offer in whole or in part. See "TERMS OF THE OFFERING - Plan of Distribution."

      This Offering will terminate on or before September 30, 1998. In the Company's sole discretion, the offering of Common Shares may be extended for up to three Thirty day periods, but in no event later than December 31, 1998. There is no minimum offering amount. Proceeds of this Offering are to be deposited directly into an escrow account with Bank West of Nevada to which the Company will have immediate access. See "TERMS OF THE OFFERING - Plan of Distribution."

<F2>  The amount as shown in the preceding table does not reflect the deductions of (1) general expenses payable by the Company; and (2) fees payable in connection with legal and accounting expenses incurred in this Offering. These expenses are estimated to be $41,919.53 if the total offering amount is obtained. The selling shareholders will not pay any of the expenses associated with this offering.


                   REPORTS TO SECURITY HOLDERS


The Company is not yet subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Once the Company's securities are registered under the Exchange Act, it will file reports and other information with the Securities and Exchange Commission. The Company has not yet filed any reports with the Securities and Exchange Commission except for the Quarterly Report on Form 10-QSB for the three months ended March 31, 1998. The reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.



The  Company  intends  to register its securities  under  Section
12(g) of the Exchange Act of 1934.


The Company will furnish to shareholders: (i) an annual report containing financial information examined and reported upon by its certified public accountants; (ii) unaudited financial statements for each of the first three quarters of the fiscal year; and (iii) additional information concerning the business and operations of the Company deemed appropriate by the Board of Directors.

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement")
under the Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

UNTIL ______________, 1998 (90 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL PERSONS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF SUCH PERSONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

NO DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS

HAVING BEEN AUTHORIZED BY THE COMPANY, OR THE UNDERWRITER, IF  AN
UNDERWRITER ASSISTS IN THE SALE OF THE SECURITIES.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO ANY PERSON IN ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                        TABLE OF CONTENTS


  PROSPECTUS SUMMARY......................................... 6

  RISK FACTORS................................................9

  SELLING SECURITY HOLDERS...................................15

  SOURCE AND USE OF PROCEEDS.................................22

  DILUTION...................................................23

  THE COMPANY................................................24

  MANAGEMENT.................................................38

  CERTAIN TRANSACTIONS.......................................43

  SHARES ELIGIBLE FOR FUTURE SALE............................55

  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED..........56

  STOCKHOLDER MATTERS........................................56

  TERMS OF OFFERING..........................................58

  DESCRIPTION OF SECURITIES..................................61

  LEGAL MATTERS..............................................63

  LEGAL PROCEEDINGS..........................................63

  EXPERTS....................................................63

  INTERESTS OF NAMED EXPERTS AND COUNSEL.....................63

                       PROSPECTUS SUMMARY

The  following summary is qualified in its entirety by  the  more detailed  information,  financial statements  and  notes  to  the
financial   statements  including  the  notes  thereto  appearing
elsewhere in this Prospectus.


The Company. The Company was incorporated in the state of Washington on September 20, 1995. The Company's operations are the development and marketing of certain gaming products and concepts invented and developed by the Sines-Forte General Partnership ("Sines-Forte") of which Steve Forte, a former Director of the Company and Randy Sines, former Vice President of the Company are general partners. The Company is authorized to issue a total of 20,000,000 shares of its capital stock (Common Shares), par value per share of $.001.



The Company has four products that are completed. The first product is the Random Ejection Shuffler, which can shuffle automatically up to six decks of playing cards in random order. There have been five prototypes built and tested. The first production run of 30 units is complete and parts have been ordered for an additional 220 units. Second, the Company has five production units of the Fantasy 21 Table Game which were assembled on October 13, 1997 and are being used for sales demonstrations and field testing. Parts for the production run of 60 Fantasy 21 Table Games have been ordered. Third, the Safety Peek Card, a new type of casino playing card, is already in use and is under distribution agreements with selected playing card distributors. Fourth is the SecureDrop Coin Box system. This product was developed by the Company pursuant to an exclusive license from an outside developer in an agreement dated October 10, 1997. The SecureDrop has been completed with five units for field trials and testing. The Company is now producing components for 250 units.


The Company intends to sell or lease its products to the worldwide gaming industry directly, through distributors or subcontracts with non-affiliated manufacturers. The Company is in the process of negotiating distribution and marketing arrangements for its products, but has no significant history of operations and no profits.


The  Company's principal offices are located at 5240  S.  Eastern
Avenue,  Las Vegas, Nevada 89119.   Its telephone number at  such
address is (702) 733-7195.

THE OFFERING                     The Company hereby offers up  to
                                 1,500,000   Common   Shares   at
                                 $2.50 per Common Share.(1)


COMMON SHARES OUTSTANDING
PRIOR TO PUBLIC OFFERING         6,179,944


COMMON SHARES TO BE OUTSTANDING
AFTER OFFERING                   7,679,944(2)(3)


PERCENT OF COMMON SHARES OWNED
BY CURRENT SHAREHOLDERS AFTER
MAXIMUM OFFERING                 80.47%

GROSS PROCEEDS AFTER
MAXIMUM OFFERING                 $3,750,000

USE OF PROCEEDS                  The  Company intends to  utilize
                                 the  sale  of its Common  Shares
                                 for  debt reduction, to increase
                                 inventory   levels  of   current
                                 products,   to  expand   current
                                 product  line  and  for  working
                                 capital. See "Source and Use  of
                                 Proceeds."

                                 This Prospectus also relates  to
                                 securities  being registered  on
                                 behalf   of   selling   security
                                 holders  and  the  Company  will
                                 not  receive any cash  or  other
                                 proceeds  from  the  sale.   Any
                                 proceeds   received   from   the
                                 subsequent exercise of the A,  B
                                 or  C Warrants shall be used  as
                                 working     operations.      See
                                 "Source and Use of Proceeds."


(1) Prior to the date of the prospectus, the Company has sold 116,000 Common Shares of the 1,500,000 Common Shares to be sold hereunder.



(2) Upon completion of the "Forte Transaction" as described under "CERTAIN TRANSACTIONS - Related Party Transactions", there will be 6,831,262 Common Shares outstanding after the Offering.



(3)  This number excludes the exercise of the A, B and C Warrants.

                                 There  can be no assurance  that
                                 the   Common   Stock   will   be
                                 quoted,  that an active  trading
                                 and/or  a  liquid  market   will
                                 develop  or, if developed,  that
                                 it   will  be  maintained.   See
                                 "RISK  FACTORS" and "MARKET  FOR
                                 REGISTRANT'S COMMON  EQUITY  AND
                                 RELATED STOCKHOLDER MATTERS."

RESALES BY SELLING SHAREHOLDERS  This   Prospectus   relates   to
                                 Common  Shares being  registered
                                 on  behalf  of selling  security
                                 holders.  The Company  will  not
                                 receive   any  cash   or   other
                                 proceeds in connection with  the
                                 subsequent     sale.     Current
                                 officers  and directors  do  not
                                 plan  on  selling  their  Common
                                 Shares   until   the   Company's
                                 offer is fully subscribed.   The
                                 Company   is  not  selling   any
                                 Common   Shares  on  behalf   of
                                 Selling Shareholders and has  no
                                 control   or  affect  on   these
                                 Selling    Shareholders.     See
                                 "SELLING SECURITY HOLDERS."

RISK FACTORS                     There  are material risks,  such
                                 as    uncertainty   of    future
                                 financial   results,   liquidity
                                 dependent on additional  capital
                                 and  debt  financing  and  risks
                                 related  to the gaming industry,
                                 in  connection with the purchase
                                 of  the  securities.  See  "RISK
                                 FACTORS."

ABSENCE OF DIVIDENDS;
DIVIDEND POLICY                  The  Company does not  currently
                                 intend   to  pay  regular   cash
                                 dividends  on its Common  Stock;
                                 such policy will be reviewed  by
                                 the    Company's    Board     of
                                 Directors from time to  time  in
                                 light  of,  among other  things,
                                 the   Company's   earnings   and
                                 financial position. The  Company
                                 does   not   anticipate   paying
                                 dividends  on  its Common  Stock
                                 in  the foreseeable future.  See
                                 "RISK FACTORS."


TRANSFER AGENT                   The    Company   has    retained
                                 Continental  Stock Transfer  and
                                 Trust  Company as transfer agent
                                 for the Company's securities.

                          RISK FACTORS

In analyzing this offering, prospective investors should read this entire Prospectus and carefully consider, among other things, the following Risk Factors:


Possible Adverse effects due to contemporaneous primary offering by the Company and secondary offering by Selling Shareholders. The Company, through Travis Morgan Securities, Inc., will undertake a best efforts offering at the same time as the selling shareholders will be selling their registered shares. Officers and directors of the Company are participating as selling shareholders. All current officers and directors and certain former officers and directors have entered into written agreements not to sell their Common Shares until the Company's offer is fully subscribed. The Company is not selling any Common Shares on behalf of Selling Shareholders and has no control or affect on the 1,605,530 Common Shares of these Selling Shareholders which are not subject to any lock-up agreement. The offering of securities by these Selling Shareholders will occur regardless of the outcome of the primary offering by the Company.


Other than the written agreements with the current officers and directors, the Company has not taken any measures to delay the offering by Selling Shareholders until after the completion of the primary offering by the Company. The demand for the Company's Common Stock may be decreased due to the large number of Common Shares being sold in the secondary offering by the Selling Shareholders. Due to the fact that the secondary offering will be conducted contemporaneously with a primary offering by the Company, the market price of the Company's common stock (upon commencement of trading) may be less than the offering price of $2.50. Conflicts of interests may arise due to the fact that the primary offering of the Company and the secondary offering of the Selling Shareholders will be conducted contemporaneously. In the event the stock price falls below
$2.50,  the  primary  offering will be terminated.   There  is  a
strong risk that the primary offering will never be fully concluded.


Gaming Venture Corp. U.S.A. is the beneficial owner of 200,000 Common Shares, all of which are being registered and are not being locked up. Additionally, Sines-Forte Partnership is the beneficial owner of 1,261,900, 126,190 of which are being registered and are not being locked up and 630,950 of which will be purchased by the Company pursuant to the Forte Transaction. See "CERTAIN TRANSACTIONS - Related Party Transactions." These Common Shares can be sold and push the stock price below $2.50.


No Established Business/No Independent Market Research of Potential Demand for Current Operations. The Company is in the development stage and has only recently commenced formal efforts to manufacture and market its gaming devices. No independent organization has conducted market research providing management with independent assurance from which to estimate potential demand for the Company's business operations. Even in the event a market demand is independently identified, there is no assurance the Company will be successful. See "BUSINESS ACTIVITIES."

Regulation. The gaming industry is a highly regulated industry and is subject to numerous statutes, rules and regulations administered by the gaming commissions or similar regulatory authorities of each jurisdiction. Generally, the Company and other entities which seek to introduce gaming products or concepts into such jurisdictions may be required to submit applications relating to their activities or products (including detailed background information concerning controlling persons within their organization) which are then reviewed for approval. The Company may incur significant expenses in seeking to obtain licenses for its gaming products and concepts, and no assurance can be given  that  its  products  will be approved  in  any  particular jurisdiction. A failure to obtain such approval in any jurisdiction in which the Company may seek to introduce its products or concepts, could have a material adverse effect on the Company's business.

Newly Formed Corporation; Lack of Operating Results. The Company was formed in September of 1995, and its activities have been limited to product development, analyzing the gaming industry, consulting with persons in the industry, negotiating agreements with Sines-Forte and Sharps International Limited Partnership ("Sharps"), negotiating interim financing arrangements and developing and consummating the plan of reorganization with Sharps.


Sines-Forte and Sharps are or were owned or controlled by persons who are former directors, executive officers and who are principal shareholders of the Company. See "CERTAIN TRANSACTIONS
- Related Party Transactions." Sharps has been dissolved. The Company is still in the development stage. Higher than normal operating expenses will in all likelihood be incurred during initial operations.


Additional Financing May be Required. Even if all of the 1,500,000 Common Shares offered hereby are sold, the funds available to the Company may not be adequate for its business activities. Accordingly, the ultimate success of the Company may depend upon its ability to raise additional capital or to have other parties bear a portion of the required costs to further develop or exploit its business activities. Currently, the Company is seeking additional debt or equity financing, however, there can be no assurance that any additional financing can be obtained. See "USE OF PROCEEDS" AND "BUSINESS ACTIVITIES."


Risks Attributable to a Best Efforts Offering. The 1,500,000 Common Shares are being offered for sale by the Company on a best efforts basis. Travis Morgan Securities, Inc. (the "Placement Agent") has been retained to act as the exclusive agent for the Company in connection with the arrangement of such offers and sales on a best efforts basis. Since the Placement Agent is not obligated to and does not intend to itself take (or purchase) any of the Common Shares, there is no guarantee that the Company will be able to sell all of the 1,500,000 Common Shares offered hereby.



Potential Adverse Impact of Sale of Shares by Selling Shareholders. Sales by selling shareholders may have an adverse impact on the Company's primary offering of securities at $2.50 per share. All current officers and directors and certain former officers and directors have entered into a written agreement with the Company regarding their intent to not sell their registered Common Shares until the Company's offer is fully subscribed. However, the Company is not selling any Common Shares on behalf of the other Selling Shareholders and has no control over or affect on these Selling Shareholders.



Influence on Election of Directors and All Other Matters by Current Officers and Directors. After the offering, the officers and directors of the Company will own approximately 36.6% of the outstanding common shares (approximately 41.1% of the outstanding common shares after the Forte Transaction). As a result, the officers and directors of the Company, through their aggregate ownership in the securities of the Company may be able to influence the election of directors and all other matters submitted to a vote of the Company's shareholders.


Uncertainty  of  Market for Company's Products.    The  Company's
products are still in the development status and, as such, the market for these products is uncertain.

Future  Sales  of  and  Market  for  the  Common  Shares.    Upon
completion of the offering there shall be 7,679,644 Common Shares outstanding (6,831,262 Common Shares upon completion of the Forte
Transaction).   This  does not include any  Common  Shares  which
shall be issued upon conversion of the A, B or C Warrants, 75,000 Common Shares reserved for issuance pursuant to loan conversion options, 565,000 shares reserved pursuant to outstanding options for issuance to key employees and others (not including 100,000 shares reserved under an option pursuant to the "Blad Employment
Agreement").   See "MANAGEMENT - Employment and Personal  Service
Agreements."   If the maximum number of Common Shares  are  sold,
3,721,599 of the Common Shares to be outstanding (3,223,289 Common
Shares  upon  completion  of  the  Forte  Transaction)  will   be
considered "restricted securities" as that term is defined in Rule 144 adopted under the United States Securities Act of 1933, as amended and in the future may be sold only in compliance with the resale provisions set forth therein. Rule 144 provides, in essence, that persons holding restricted securities for a period of one years may sell in brokerage transactions an amount equal to one percent of the Company's securities or outstanding Common
Shares  every  three  months.   Additionally,  if  persons   hold
restricted securities for one year, there are virtually no resale limitations. Hence, the possibility of sale under Rule 144 may in the future have a depressive effect on the price of the Company's Common Shares in any market which may develop.


Conflicts of Interest. Officers and directors of the Company are participating as selling shareholders in this offering while the Company undertakes its primary offering by its officers and directors. Additionally, some of the directors of the Company are currently principals of other businesses. As a result, conflicts of interest may arise. The directors shall immediately notify the other directors of any possible conflict which may arise due to their involvement with other businesses. The interested directors in any conflict shall refrain from voting on any matter in which a conflict of interest has arisen. The Company has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms which are fair and reasonable to the Company and approved by a majority of the disinterested directors of the Company's Board of Directors. For further discussion see "MANAGEMENT - Conflicts of Interest Policy." There can be no assurance that such other activities will not interfere with the officers' and directors' ability to discharge their obligation herein.


Possible Effect on Company's Ability to Obtain Approval for the Licensing of the Company Due to Actions of Director of the
Company. Steven L. Forte, a consultant to and director of the Company, was convicted of a gambling-related third degree felony in New Jersey in 1990, and in 1982 pled guilty to a misdemeanor trespass charge arising from a gambling related charge emanating from Harrah's Casino in Reno, Nevada. Mr. Forte was sentenced to 120 days and served 61 days. Mr. Forte also paid restitution of $11,200. All restitution and probation were cleared in 1991. Such convictions could affect the Company's ability to obtain approval for the licensing of the Company, if required, in any number of prospective jurisdictions. In an effort to mitigate the adverse consequences to pending regulatory approvals, the Company has entered into the Forte Transaction. See "CERTAIN TRANSACTIONS - Related Party Transactions."


Benefit to Management. The Company may, in the future, compensate the Company's management with substantial salaries and other benefits. The payment of future larger salaries, commissions and the costs of these benefits may be a burden on the Company and may be a factor in limiting or preventing the Company from achieving profitable operations in the future. However, the Company would not continue to compensate management with such substantial salaries and other benefits under circumstances where to do so would have a material negative effect on the Company's financial condition. See "MANAGEMENT - Remuneration."

No Diversification. The Company intends to manufacture and market certain gaming products and concepts. Therefore, the Company's financial viability will depend almost exclusively on its ability to generate revenues from its operations and the Company will not have the benefit of reducing its financial risks by relying on revenues derived from other operations.


Dilution. Purchase of the Common Shares offered hereby will incur immediate dilution of $2.27 or 90.95% in the net tangible book value of their investment. This does not include any of the Common Shares to be issued upon exercise of the A, B, C Warrants. The Company has 75,000 Common Shares reserved for issuance pursuant to loan conversion options or 565,000 shares reserved for issuance pursuant to outstanding options and commitments to key employees and others. The Company may issue additional shares in private business transactions and may pursue a public offering in the future to complete its business plan. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of the Company's Common Shares and investors in this offering upon conversion. As a result, the investors in this Offering may experience substantial dilution. See "DILUTION" and "CAPITALIZATION."


Investors May Bear Risk of Loss. The capital required by the Company to acquire assets needed for its proposed operations is being sought from the proceeds of this Offering. Therefore, investors of this Offering may bear most of the risk of the Company's expansion of operations. Conversely, management stands to realize benefits from the payment of salaries, expenses and receipt of stock options regardless of the profitability of the Company.

Financial Condition. Although the officers of the Company anticipate that the Company will have adequate funds to pay all of its operating expenses assuming the expansion and promotion of the Company's operations, there can be no assurance that this will in fact occur or that the Company can be operated in a profitable manner. Profitability depends upon many factors, including the success of this Offering and the success of the Company's operations.


Competition. There is significant competition in the gaming industry. The Company competes with established companies and other entities (many of which possess substantially greater resources than the Company). Almost all of the companies with which the Company competes are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than the Company now has, or will have in the foreseeable future. It is also likely that other competitors will emerge in the near future. There is no assurance that the Company will continue to compete successfully with other established gaming product manufacturers. The Company shall compete on the basis of quality and price. Inability to compete successfully might result in increased costs, reduced yields and additional risks to the investors herein. See "THE COMPANY - Competition."


Forward-Looking Statements and Associated Risk. This Prospectus, including the information incorporated herein by reference, contains forward-looking statements including statements regarding, among other items, the Company's growth strategies, and anticipated trends in the Company's business and demographics. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described in this section "Risk Factors," including among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will be accurate.

Arbitrary Offering Price. The initial offering price of $2.50 per Common Share has been arbitrarily determined by the Company based upon such factors as the objectives of the Company, the proceeds to be raised by the Offering and the percentage of ownership to be held by the purchasers thereof. Having established that the total gross proceeds of the maximum offering would be $3,750,000, the actual price of $2.50 per Common Share was thereupon determined by the Company and accordingly bears no relationship whatsoever to assets, earnings, book value or any other objective standard of worth. See "DILUTION."

Lack of Dividends. There can be no assurance that the operations of the Company will become profitable. At the present time, the Company intends to use any earnings which may be generated to finance the growth of the Company's business. See "DESCRIPTION OF SECURITIES".


Dependence on Key Individuals. The future success of the Company is highly dependent upon the management skills of its key employees and the Company's ability to attract and retain qualified key employees. The inability to obtain and employ these individuals would have a serious effect upon the business of the Company. The Company has entered into definitive employment agreements with Jay King and Steven Blad. There can be no assurance that the Company will be successful in retaining its two remaining key employees or that it can attract or retain additional skill personnel required.



Vulnerability to Fluctuations in the Economy. Demand for the Company's products is dependent on, among other things, general economic conditions and international currency fluctuations which are cyclical in nature. Prolonged recessionary periods may be damaging to the Company.



Repurchase of Common Shares by the Company. The Company and Steven L. Forte, an independent consultant to and former director of the Company, have entered into a letter agreement dated May 28, 1998 (the "Forte Transaction") through which the Company has agreed to purchase, subject to the approval of the Nevada State Gaming Control Board and the dissolution of Sines-Forte, from Mr.
Forte: (a) certain royalties from the sales of the Shuffler and Fantasy 21; (b) 20,000 options exercisable by Mr. Forte at $1.50 per underlying share; and (c) 848,682 Common Shares at $2.50 per share. Although the Company has deferred the payments to be made under the Forte Transaction and projects that it will be able to make the necessary payments under the Forte Transaction, there can be no assurance that this will in fact occur. See "CERTAIN TRANSACTIONS - Related Party Transactions."


"Penny" Stock Regulation of Broker-Dealer Sales of Company Securities. The Company intends to list its Common Shares, at least initially, on the OTC Bulletin Board and on NASDAQ Small Cap Market upon meeting the requirements for a NASDAQ listing, if ever. Upon completion of this offering, the Company will not meet the requirements for a NASDAQ Small Cap Market listing. The OTC Bulletin Board has no quantitative written standards and is not connected with the NASD. Until the Company obtains a listing on the NASDAQ Small Cap Market, if ever, the Company's securities may be covered by a Rule 15g-9 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement. A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system; (iii) that has a price of five dollars or more or. (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this Offering to sell their shares in the secondary market. See "MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS - Broker-Dealer Sales of Company's Securities."

                     SELLING SECURITY HOLDERS


The Company shall register pursuant to this prospectus 2,119,041 Common Shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the Common Shares being registered on behalf of the selling shareholders. None of the information in this section reflects the Forte Transaction. See "CERTAIN TRANSACTIONS - Related Party Transactions."



                                                Total
               Name and Amount                 Number      % Owned      Number of      % Owned
                   Being                        Owned      Prior to   Shares Owned      After
                 Registered                   Currently    Offering  After Offering   Offering

Stacy Haskins - 15,478                           15,478        .25%               0         0%
Martin Petri - 15,478                            15,478        .25%               0         0%
Michael Szeremeta   - 15,477                     15,477        .25%               0         0%
The Arcus Group<F1>  -  700                       7,000        .11%           6,300       .10%
Sines-Forte Partnership<F2><F17> - 126,190    1,261,190      20.42%       1,135,710     14.79%
Cheryl Forte <F3><F17>  25,461                 254, 610       4.52%         229,149      2.98%
Cheryl & Steve Forte <F4><F17> - 4,512           45,122        .83%          40,610       .53%
Richard S. Huson <F5>   - 312,229             2,561,589      41.45%       2,249,360     29.29%
Leonard A. Hale   - 15,478                       15,478        .25%               0         0%
David A. Krise - 91,910                          91,910       1.44%               0         0%
Norman G. Kelln<F6>   -  11,362                 113,628       1.78%         102,266      1.33%
John F. Curran -  10,193                         10,193        .16%               0         0%
Randy D. Sines<F7> -  25,461                    254,610       3.99%         229,149      2.98%
David E. Sampson<F8>   -  4,096                  40,955        .64%          36,859       .48%
Jay Willoughby - 50,000                          50,000        .81%               0         0%
David Goldsmith - 50,000                         50,000        .81%               0         0%
C. Culver Smith - 30,000                         30,000        .49%               0         0%
Don Ludwick - 20,000                             20,000        .32%               0         0%
William Martin - 10,000                          10,000        .15%               0         0%
Adam Chase - 10,000                              10,000        .15%               0         0%
Adam W. Jaslow - 30,000                          30,000        .49%               0         0%
Jennifer L. Jaslow - 50,000                      50,000        .81%               0         0%
Jennifer L. Jaslow Trust - 50,000                50,000        .81%               0         0%
John Horstmann - 6,000                            6,000        .11%               0         0%

                                              15

Richard S. Jaslow, IRA -  100,000               100,000       1.62%               0         0%
Lori K. Jaslow Trust - 20,000                    20,000        .32%               0         0%
Adam Jaslow Trust - 70,000                       70,000       1.24%               0         0%
John Plati - 20,000                              20,000        .32%               0         0%
Doris Ljubicich - 3,400                           3,400        .06%               0         0%
Joseph Hroncich - 3,000                           3,000        .05%               0         0%
John S. Cole - 3,000                              3,000        .05%               0         0%
Vito Bavaro - 3,000                               3,000        .05%               0         0%
Lori K. Jaslow, Trust - 80,000                   80,000       1.29%               0         0%
Kevo Plumbing & Heating - 10,000                 10,000        .15%               0         0%
Tami L. Dirienzo - 6,000                          6,000        .11%               0         0%
Peter Jankowski - 10,000                         10,000        .15%               0         0%
Renaldo C. Forcellati - 3,000                     3,000        .05%               0         0%
Frank Stein - 3,000                               3,000        .05%               0         0%
Joan Carranza - 3,000                             3,000        .05%               0         0%
Joseph Criscione Sr. - 3,000                      3,000        .05%               0         0%
Paul M. Reichenberg - 6,000                       6,000        .11%               0         0%
Kathleen M. Mahaffey - 3,000                      3,000        .05%               0         0%
Baglieri Associates <F9> - 3,000                  3,000        .05%               0         0%
William S. Dean - 6,000                           6,000        .11%               0         0%
Pratt, Wylce & Lords, Ltd. <F10> - 29,100        29,100        .47%               0         0%
Clinton Clark -   60,900                         60,900        .99%               0         0%
Victor & Lana Woinski - 3,000                     3,000        .05%               0         0%
James J. & Sheila Criscione - 3,000               3,000        .05%               0         0%
Catherine   O'Connell -  3,400                    3,400        .06%               0         0%
Joseph & Ida Dellaroba - 3,000                    3,000        .05%               0         0%
Mark R. Alleman - 3,000                           3,000        .05%               0         0%
William Megnin - 3,400                            3,400        .05%               0         0%
James P. Rose - 3,000                             3,000        .05%               0         0%
Mark Megnin - 3,000                               3,000        .05%               0         0%
Daniel Morgan & Sara  Andolina -3,010             3,010        .05%               0         0%
Richard P. Keshishian - 3,000                     3,000        .05%               0         0%
Robert Jouas - 4,000                              4,000        .06%               0         0%
David E. & Margaret Winkelman -  3,000            3,000        .05%               0         0%
Carl & Birte Mainardi - 3,400                     3,400        .06%               0         0%
Mark Megnin & Helen Connor - 3,400                3,400        .06%               0         0%
Paul S. & Renee Spiegler - 6,500                  6,500        .11%               0         0%
Diana Forcellati - 3,000                          3,000        .05%               0         0%
Richard Napolitano - 3,000                        3,000        .05%               0         0%
Gaming Venture Corp. U.S.A. <F11> - 200,000     200,000       3.24%               0         0%
Jeremy B. & W. Stern - 10,000                    10,000        .15%               0         0%

                                              16

Aldo R. Beretta 1993 Family Trust - 10,000       10,000        .15%               0         0%
Dr. David Adelberg - 10,000                      10,000        .15%               0         0%
Michael Schaeffer - 10,000                       10,000        .15%               0         0%
Joseph & Julie Vaccaro - 7,000                    7,000        .11%               0         0%
George & Selma Spiegler - 3,000                   3,000        .05%               0         0%
Susan Jaslow -  50,000                           50,000        .81%               0         0%
Maria Cunha IRA - 8,500                           8,500        .15%               0         0%
Henry and John Horstmann - 8,000                  8,000        .14%               0         0%
Antonio Tommolillo - 3,000                        3,000        .05%               0         0%
Salvatore LaCognata - 3,000                       3,000        .05%               0         0%
Harry & Adele Conti - 3,000                       3,000        .05%               0         0%
Nicola Attanasio - 5,000                          5,000        .09%               0         0%
Lawrence Mendosa - 5,000                          5,000        .09%               0         0%
Janet Ausiello - 5,000                            5,000        .09%               0         0%
Michael Ausiello - 5,000                          5,000        .09%               0         0%
Mark Malzberg - 6,000                             6,000        .11%               0         0%
Laura Giostra - 6,700                             6,700        .11%               0         0%
David Lupo - 3,000                                3,000        .05%               0         0%
Peter O'Hare, Jr. - 4,000                         4,000        .07%               0         0%
Giovanni Granata - 3,000                          3,000        .05%               0         0%
Mario Tommolillo - 4,000                          4,000        .07%               0         0%
Jeffrey Kerne - 6,000                             6,000        .11%               0         0%
Gino Ramundo - 6,000                              6,000        .11%               0         0%
Evelyn Alleman - 3,000                            3,000        .05%               0         0%
Thelma Zube - 3,400                               3,400        .06%               0         0%
Vincent & F. Ponte - 6,667                        6,667        .11%               0         0%
Laura Giostra - 6,700                             6,700        .11%               0         0%
Philip & Concetta Vincenti - 6,800                6,800        .11%               0         0%
Andrew Lesnak - 3,400                             3,400        .06%               0         0%
Susan Miller - 6,700                              6,700        .11%               0         0%
Uphill c/o Paul Scott - 9,400                     9,400        .17%               0         0%
Martin Feldman - 3,400                            3,400        .06%               0         0%
Mark DeLorenzo - 3,000                            3,000        .05%               0         0%
Steven Blad<F12> - 1,000                         10,000        .15%           9,000       .12%
Micro Cap World, L.L.C.<F13> - 10,000            10,000        .15%               0         0%
Jay L. King<F14> - 2,500                         25,000        .40%          22,500       .29%
Jayport Holdings, Inc. (BUI)<F15> - 20,339       20,339        .33%               0         0%
Glenn Fine - 30,000                              30,000        .49%               0         0%
Casino Journal of Nevada, Inc.<F16> - 20,000     20,000        .32%               0         0%
Robert Smith - 6,000                              6,000        .11%               0         0%
John Wasden - 5,000                               5,000        .09%               0         0%
Althea Duggins - 1,000                            1,000        .02%               0         0%
James Beard - 1,000                               1,000        .02%               0         0%

                                              17

Michele Gilbert - 10,000                         10,000        .15%               0         0%
Thomas DiSalvatore - 90,000                      90,000       1.46%               0         0%

<F1>  The  Arcus  Group is controlled by Glen (Tom) Pickell.   Mr.
      Pickell is a former officer and director of the Company.
<F2>  Randy  Sines, a former officer and director of  the  Company and Steven Forte, a former director of the Company are general partners of Sines-Forte Partnership.
<F3>  Cheryl  Forte is married to Steven Forte, a former  director of the Company.
<F4>  Steve Forte is a former director of the Company.
<F5>  Richard  Huson,  Chairman of the Board of Directors  of  the
      Company, has agreed to lock up his 312,229 Common Shares being registered in this offering until completion of the primary offering of the Company. See "CERTAIN TRANSACTIONS" and "PRINCIPAL SHAREHOLDERS."
<F6>  Norman G. Kelln is a former director of the Company.
<F7>  Randy Sines was an officer and director of the Company.
<F8>  David Sampson is a director of the Company.
<F9>  Baglieri  Associates is not affiliated with the  Company  or its officers and directors and the Company does not know the principals of Baglieri Associates.
<F10> Timothy Miles and Alan Schafler are the principals of Pratt,
      Wylce & Lords, Ltd.
<F11> Alan Woinski and Kim Santangelo-Woinski are the principals of
      Gaming Venture Corp., U.S.A.
<F12> Steven Blad is an officer  and director of the Company.
<F13> Clinton  Clark is the principal of  Micro  Cap  World, L.L.C.
<F14> Jay L. King is an officer and former director of the Company.
<F15> Jayport Holdings, Inc. is not affiliated with the Company  or its officers and directors and the Company does not know the principals of Jayport Holdings, Inc.
<F16> Glenn Fine is the principal of Casino Journal of Nevada, Inc.
<F17> Pursuant  to the  Forte Transaction,  the Company and Mr. and
      Mrs. Forte have agreed to certain preliminary terms and conditions through which the Company will purchase, inter
      alia,  the  Common  Shares held by Mr. and Mrs.  Forte.   See
     "CERTAIN TRANSACTIONS - Related Party Transactions."

The Company shall register pursuant to this prospectus the 200,000 Common Shares underlying the Class A Warrants currently outstanding for the account of the following individuals or entities. Although the Class A Warrants were originally issued to shareholders at the time of grant, certain holders of the Class A Warrants assigned a portion of their Class A Warrants to certain individuals who have provided additional financing to the Company. See "DESCRIPTION OF SECURITIES - Warrants." The percentage owned prior to and after the offering reflects all of the then outstanding Class A Warrants. The amount and percentage owned after the offering assumes the exercise of all of the Class A Warrants and sale of underlying Common Shares being registered on behalf of the selling shareholders.



                                  Total         Total           %          Number of          %
                                 Number        Number         Owned         Warrants        Owned
                               Originally       Owned       Prior to         Owned          After
            Name                 Issued       Currently     Offering     After Offering   Offering

Norman G. Kelln                     5,717         5,717        2.86%           0             0%
Sines-Forte Partnership<F1>        63,492         2,933        1.47%           0             0%
Cheryl Forte<F2>                   30,421         1,407        0.70%           0             0%
David Sampson                       1,557         1,557        0.78%           0             0%
Randy Sines                        30,421         1,408        0.70%           0             0%
Richard Huson                      51,586        52,721       25.79%           0             0%
Stacey Haskins                        779           779        0.39%           0             0%
Martin Petri                          779           779        0.39%           0             0%
Michael Szeremeta                     779           779        0.39%           0             0%
Leonard Hale                          779           779        0.39%           0             0%
David Krise                         4,624         4,624        2.31%           0             0%
John F. Curran                        513           513        0.26%           0             0%
Jay Willoughby                      2,516        19,295        9.67%           0             0%
David M. Goldsmith                  2,516        19,295        9.67%           0             0%
  Buckingham Research Group
C. Culver Smith                     1,509         1,509        0.75%           0             0%
Don Ludwick                         1,006         1,006        0.50%           0             0%
William Martin                        503           503        0.25%           0             0%
Adam Chase                            503           503        0.25%           0             0%
Richard S. Jaslow                       0        50,336       25.17%           0             0%
VIP's Industries, Inc.<F3>              0        33,557       16.78%           0             0%

<F1> Randy Sines and Steve Forte are General  Partners  of Sines-
     Forte partnership and would be deemed to be beneficial owners of the 2,933 Class A Warrants shown above.
<F2> Steve  Forte is married to Cheryl Forte and would be  deemed to be a beneficial owner of the 1,407 Class A Warrants shown above.
<F3> VIP's Industries, Inc. is an entity controlled by Bob Smith, a director of the Company.

The Company shall register pursuant to this prospectus the 200,000 Common Shares underlying the Class B Warrants currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding Class B Warrants. The amount and percentage owned after the offering assumes the exercise of all of the Class B Warrants and sale of underlying Common Shares being registered on behalf of the selling shareholders.

                               Total Number   % Owned     Number of      % Owned
                                   Owned      Prior to  Warrants Owned    After
            Name                 Currently    Offering  After Offering   Offering
Norman G. Kelln                     5,717       2.86%         0             0%
Sines/Forte Partnership<F1>        63,492      31.75%         0             0%
Cheryl Forte <F2>                  30,421      15.21%         0             0%
David Sampson                       1,557        .78%         0             0%
Randy Sines                        30,421      15.21%         0             0%
Richard Huson                      51,586      25.79%         0             0%
Stacey Haskins                        779        .39%         0             0%
Martin Petri                          779        .39%         0             0%
Michael Szeremeta                     779        .39%         0             0%
Leonard Hale                          779        .39%         0             0%
David Krise                         4,624       2.31%         0             0%
John F. Curran                        513        .26%         0             0%
Jay Willoughby                      2,516       1.26%         0             0%
David M. Goldsmith                  2,516       1.26%         0             0%
  Buckingham Research Group
C. Culver Smith                     1,509        .75%         0             0%
Don Ludwick                         1,006        .50%         0             0%
William Martin                        503         .25         0             0%
Adam Chase                            503        .25%         0             0%

<F1> Randy Sines and Steve Forte are General Partners of Sines-
     Forte Partnership and would be deemed to be beneficial owners of the 63,492 Class B Warrants shown above.
<F2> Steve Forte is married to Cheryl Forte and would be deemed to be a beneficial owner of the 30,421 Class B Warrants shown above.

The Company shall register pursuant to this prospectus the 250,000 Common Shares underlying the Class C Warrants currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding Class C Warrants. The amount and percentage owned after the offering assumes the exercise of all of the Class C Warrants and sale of underlying Common Shares being registered on behalf of the selling shareholders.


                                 Total Number    % Owned       Number of     % Owned
                                    Owned       Prior to     Warrants Owned   After
            Name                  Currently     Offering     After Offering  Offering
Norman G. Kelln                       7,146        2.86%         0              0%
Sines/Forte Partnership<F1>          79,365       31.75%         0              0%
Cheryl Forte<F2>                     38,026       15.21%         0              0%
David Sampson                         1,947         .78%         0              0%
Randy Sines                          38,026       15.21%         0              0%
Richard Huson                        64,483       25.79%         0              0%
Stacey Haskins                          973         .39%         0              0%
Martin Petri                            973         .39%         0              0%
Michael Szeremeta                       973         .39%         0              0%
Leonard Hale                            973         .39%         0              0%
David Krise                           5,781        2.31%         0              0%
John F. Curran                          641         .26%         0              0%
Jay Willoughby                        3,145        1.26%         0              0%
David M. Goldsmith                    3,145        1.26%         0              0%
  Buckingham Research Group
C. Culver Smith                       1,887         .75%         0              0%
Don Ludwick                           1,258         .50%         0              0%
William Martin                          629         .25%         0              0%
Adam Chase                              629         .25%         0              0%

<F1> Randy Sines and Steve Forte are General Partners of Sines-
     Forte Partnership and would be deemed to be beneficial owners of the 79,365 Class C Warrants shown above.
<F2> Steve Forte is married to Cheryl Forte and would be deemed to be a beneficial owner of the 38,026 Class C Warrants shown above.

-----------------------------------------------------------------
                   SOURCE AND USE OF PROCEEDS
-----------------------------------------------------------------


If the maximum amount of securities is sold in the offering, the Company shall have net proceeds of $3,318,080 after the payment of commissions of $375,000, an expense allowance of $15,000 for Travis Morgan Securities, Inc., and offering expenses of $41,920. The Company shall utilize the net proceeds from the sale of its Common Shares for working capital, including (approximately):




Total Proceeds                             $3,750,000
Less Commissions                              375,000
Less Expense Allowance                         15,000
Less Offering Expenses                         41,920
                                          ------------
Net Offering Proceeds                      $3,318,080



Building of product inventory                 325,000
Research and development
  to expand the current product line          450,000
International Marketing                       200,000
Debt Reduction(1)                             750,000
Tooling and Equipment                         130,000
Working Capital                             1,460,080
                                          ------------
                                           $3,318,080


If substantially less than the maximum proceeds is raised, the priority for the use of proceeds is i) to expand sales of current products; ii) to increase inventory levels of current products,
iii) tooling and equipment and iv) debt reduction. The proceeds are anticipated to be utilized over a twelve month period.

Securities are being registered on behalf of the selling security holders and the Company will not receive any cash or other proceeds in connection with the subsequent sale.

Any proceeds received from the subsequent exercise of the A, B or C Warrants shall be used as working capital and to expand operations. Due to the uncertainty of the timing and amount of actual funds which may be received upon exercise of the Warrants, no specific breakdown of uses have been established by the
Company. The aggregate amount of proceeds if all of the Warrants are exercised is $4,000,000. If all of the A, B or C Warrants are exercised, the proceeds shall be utilized over a two year period.


_________________
(1)   Anticipated  to  be  used to fund a portion  of  the  Forte
 Transaction.    See  "CERTAIN  TRANSACTIONS  -   Related   Party
 Transactions."

-----------------------------------------------------------------
                           DILUTION
-----------------------------------------------------------------

Dilution. Assuming completion of maximum offering amount, there will be a total of 7,679,944 Common Shares outstanding (does not take into account the effect of the Forte Transaction). The following table illustrates the per Share dilution as of March 31, 1998, which may be experienced by investors upon reaching the maximum offering.



Offering price                         $2.50
Net tangible book value per
   share before offering              (.2558)
Increase per Share
   attributable to investors           .4820
                                      ------
Pro forma net tangible
  book value per Common
  Share after offering                 .2262
                                      ------

Dilution to investors                 $2.274
Dilution as a percent of
   offering price                      90.95%



Comparative Per Common Share Data.


                          Total                Price
                        Number of            Paid Per   Consider-
                         Shares        %       Share   ation Paid       %

Existing Shareholders  6,179,638     80.47%    $ .61   $3,782,807     52.22%

New Investors  of      1,500,000     19.53%    $2.50   $3,750,000     49.78%
Common Shares



Further Dilution. The Company may issue additional restricted Common Shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of the Company's Common Shares and investors in this offering upon conversion. See "SALES OF STOCK PURSUANT TO RULE 144."

-----------------------------------------------------------------
                          THE COMPANY
-----------------------------------------------------------------


The Company. The Company was incorporated in the State of Washington on September 20, 1995. The Company's principal offices are located at 5240 S. Eastern Avenue, Las Vegas, Nevada 89119. Its telephone number at such address is (702) 733-7195. These offices consist of 4,000 square feet on a three-year with a lease payment of approximately $5,000 per month.



The Company's operations are the development, manufacturing and marketing of certain gaming products and concepts invented and developed by Sines-Forte, and others, which are indirectly affiliated with the Company.


The Company intends to sell or lease its products to the world-wide gaming industry directly, or through subcontracts with non-affiliated manufacturers. The Company is in the process of negotiating distribution and marketing arrangements for its products, but has no significant history of operations and no profits.

Products. The Company currently has four different types of products and is considering variations of said products:


(i) Random Ejection Shuffler - an automatic, multi-deck card shuffler. The machine can shuffle up to six decks of playing cards The shuffler shall lease for approximately $10-15 per day. Additionally, the Company intends to offer a maintenance contract for approximately $50 per month which would include annual refurbishing of the Random Ejection Shuffler. The sales price of the shuffler is in the process of being determined. There have been five prototypes built and tested. The first production run of 30 units is complete and parts have been ordered for an additional 220 units.



(ii) Fantasy 21 Table Game - a jackpot table game variation of Casino 21. This game incorporates a jackpot and bonus payment schedule based on consecutive player high hands (counts of 20 or
21) or dealer busts, allowing players to win very large jackpots while playing the traditional game and wagering minimum side bets or antes. The game utilizes a modern version of the traditional table layout and features an electronic tracking and display system that documents each player's progress toward the jackpots. As few as three successive high hands are required to win the smallest jackpot and eleven successive high hands for the super jackpot. As a result of the ante structure, simplicity of operation and probable patterns of play, the casino's profit potential can be significantly higher than that of the traditional game. The Fantasy 21 Table Game may be leased at the basis of approximately $450 per month. The Company has five production units of the Fantasy 21 Table Game which were assembled on October 13, 1997 and are being used for sales demonstrations and field testing. Parts for the production run of 60 Fantasy 21 Table Games have been ordered.



(iii) Safety Peek Card - a new type of Casino 21 playing card. This product features a new playing card design which eliminates the hole card problem in the game of Casino 21 when used with a modified form of the classic peeking action. In the game of Casino 21, if the dealer is showing an ace of face card, they will generally peek at the hole or down card. With this peeking action, there is the chance of players seeing the hole card and adjusting their bets accordingly. With the patented card design of the Safety Peek Card, the dealer, by peeking at the opposite corner (which is considered a modified form of peeking action) can determine if the hole card is an ace without showing any card value. The Safety Peek Card, a new type of casino playing card, is already in use and is under distribution agreements with selected playing card distributors.



(iv) SecureDrop coin box system - An electronic method to accurately track the number of coins in a slot machine when the funds are transferred from the machine, counted and later deposited with a banking institution. This product was developed by the Company pursuant to an exclusive license from an outside developer in an agreement dated October 10, 1997. The
SecureDrop has been completed with five units for field trials and testing. The Company is now producing components for 250 units.


Proprietary  Technology.   The Company's products  are  protected
under   various   pending   patents,  patents,   copyrights   and
trademarks.

All patent applications filed before June 8, 1995 will have a term which is either 17 years from the date of issue or 20 years from the filing date (or priority date). U.S. patent applications filed on or after June 8, 1995 have a term of 20 years from the filing date of the application or filing date of any parent patent application upon which priority is claimed.

Design  patents  have  a term of 14 years from  the  issue  date.
Utility patents require maintenance fees be paid to have the full
term.   The  term  of  patents  may  vary  depending  upon  other
consideration in special cases.

The Safety Peek Playing cards patent claims are directed at both the novel playing cards and methods for playing blackjack using the novel playing cards.

Title:       Cards and Methods for Playing Casino 21 or
             Blackjack
Status:      Issued U.S. Patent
Serial No:   08/165,302
Filing Date: December 9, 1993
Patent No:   5,403,015
Issue Date:  April 4, 1995

Title:       Cards and Methods for Playing Blackjack
Status:      Issued U.S. Patent
Serial No:   08/353,526
Filing Date: December 8, 1994
Patent No.:  5,518,249
Issue Date:  May 21, 1996

Title:       Blackjack Card Deck
Status:      Issued U.S. Design Patent
Serial No:   29/028,882
Filing Date: September 23, 1994
Patent No.   Des. 366,503
Issue Date:  January 23, 1996

Patents for the Playing Card Shuffling Machine have been applied for and their status is as follows:


Title:       Playing Card Shuffler
Status:      Issued U.S. Patent
Serial No:   08/228,609
Filing Date: April 18, 1994
Patent No:   5,676,372
Issued Date: October 14, 1997


Title:       Playing Card Shuffling Machines and Methods
Status:      Issued U.S. Patent
Serial No:   08/423/408
Filing Date: April 18, 1995
Patent No:   5,584,483
Issue Date:  December 17, 1996

Title:       Playing Card Shuffling Machines and Methods
Status:      Pending Canadian Patent Application
Serial No:   2,188,137
Filing Date: April 18, 1995 (International Filing Date)
Patent No:   Not issued
Issue Date:  Not issued

Title:       Playing Card Shuffling Machines and Methods
Status:      Pending European Patent Application
Serial No:   95916434.4
Filing Date: April 18, 1995 (International Filing Date)
Patent No:   Pending European Patent Application
Issue Date:  Not issued


Title:       Playing Card Shuffling Machines and Methods
Status:      Issued Australian Patent
Serial No:   22936/95
Filing Date: April 18, 1995 (International Filing Date)
Patent No:   684937
Issue Date:  April 23, 1998


The Blackjack Game System and Methods patent claims are as follows:

Title:       Blackjack Game System and Methods
Status:      Pending application
Serial No:   08/242,229
Filing Date: May 13, 1994
Patent No:   Not issued
Issue Date:  Not issued

Title:       Blackjack Game System and Methods
Status:      Issued Patent
Serial No:   08/439,687
Filing Date: May 12, 1995
Patent No:   5,586,766
Issue Date:  December 24, 1996

Title:       Blackjack Game System and Methods
Status:      Pending Canadian patent application
Serial No:   2190266
Registration #1483441 and #1483442
:
Filing Date: November 13, 1996
Patent No:   Not issued
Issue Date:  Not issued

Title:       Blackjack Game System and Methods
Status:      Pending European patent application
Serial No:   95920444.7
Filing Date: May 12, 1995
Patent No:   Not issued
Issue Date:  Not issued

Title:       Blackjack Game System and Methods
Status:      Pending Australian patent application
Serial No:   25892/95
Filing Date: November 12, 1996
Patent No:   Not issued
Issue Date:  Not issued

Title:       Blackjack Game System and Methods
Status:      Pending Patent Cooperation Treaty patent application
             Designates about 80 foreign countries for possible patents
Serial No:   PCT/US95/12908
Filing Date: October 13, 1995
Patent No:   Not issued
Issue Date:  Not issued


The Company has applied for the following additional patents:

Title:       Slot Machine and Methods of Operation
Status:      Pending U.S. Patent Application
Serial No:   08/603417
Filing Date: 2/2/96
Patent No:   Not issued
Issue Date:  Not issued

Title:       Drop Slot Game Machine
Status:      Pending U.S. Patent Application
Serial No:   08/649821
Filing Date: 5/17/96
Patent No:   Not issued
Issue Date:  Not issued

Title:       Blackjack Game System and Methods
Status:      unknown
Serial No:   08/798642
Filing Date: 2/11/97
Patent No:   Not issued
Issue Date:  Not issued

Title:       Slot Machine and Methods of Operation
Status:      Pending Patent Cooperation Treaty patent application
             Designates about 80 foreign countries for possible patents
Serial No:   PCT/US96/02157
Filing Date: 2/20/96


U.S. trademark registrations issued or renewed prior to November 16, 1989 remain in force for 20 years from their date of issue or renewal. Those U.S. trademark registrations issued or renewed on or after November 16, 1989 have a term of 10 years unless canceled or surrendered. The Company has made and received the following trademarks.

Mark:        SAFETY PEEK
Status:      Registered U.S. trademark
Serial No:   74/640,372
Filing Date: February 21, 1995
Reg. No:     1,944,346
Reg. Date:   December 26, 1995

Mark:        FANTASY 21
Status:      Pending U.S. Trademark Application
Serial No:   74/456,337
Filing Date: November 3, 1993
Reg. No:     Not yet registered
Reg. Date:   Not yet registered

Mark:        CASINOVATIONS
Status:      Pending U.S. Trademark Application
Serial No:   74/640,371
Filing Date: February 21, 1995
Reg. No:     Not yet registered
Reg. Date:   Not yet registered

Proprietary information is available to investors upon signature of a Non-Disclosure Agreement.

Research and Development. Prior to the incorporation of the Company and to date, most of the time and effort of the Company has been spent on research and product development. The Company or its predecessors incurred research and development costs aggregating $102,333, $464,304, $244,117 and $436,871 for the
three months ended March 31, 1998 and for the years ended December 31, 1997, 1996 and 1995, respectively. These funds were expended on engineering, tooling, parts and other related expenditures. The Company intends to have a continued emphasis on research and development as funding and cash flow allow.



Manufacturing and Production. The Company shall manufacture the Random Ejection Shuffler and Fantasy 21 internally through a network of sub-contractors due to difficulties with Western Electronics, Inc., an independent third party supplier. See "LEGAL PROCEEDINGS." The Safety Peek Card is currently being manufactured by the George C. Mattheson Company ("GEMACO"), and distributed to the U.S. Playing Card Company.


Packaging and Transportation.   The Company shall utilize  custom
boxes on which its name, logo and a silk screen of the product itself will be printed.

It is expected that transportation will be by UPS ground or a similar carrier in the continental United States, and by other arrangements as appropriate. Initial installations will be made by the Company's sales and/or service personnel, or, if distributors are used, by their sales and service personnel.

Service   and  Maintenance  Policy.    The  Company  intends   to
establish appropriate service capabilities for each product in each market it services, either through its distributors or with in-house personnel.

Marketing.   The Company shall market and distribute its products
in one of three ways, depending upon the regulatory market and the specific product.


(i)   Directly by the Company's sales force;
(ii) Through OEM's who incorporate a Company's product into a product they manufacture; or
(iii) Through distributors with a significant market presence in one or more regulatory markets.

OEM's, original equipment manufacturers, are manufacturers who build product to the product owner's specifications and place the owner's name on the product.


Exclusive Distributorship Agreements. The Company currently has an exclusive distributorship agreement with Sodak Gaming, Inc. The term of the agreement is five (5) years. The Company agrees to offer to Sodak a minimum discount of twenty-five percent (25%) less than the promoted retail price in Nevada. The territory includes all Indian lands of the United States and First Nation/Aboriginal Lands in Canada, Deadwood, South Dakota and
Miss Marquette Riverboat and Casino, Marquette, Iowa. The Company also has an exclusive distributorship agreement with RGB SDN BHD. , a Malaysia corporation. The term of the agreement is five (5) years. The Company agrees to offer to RGB SDN BHD a minimum discount of twenty-five percent (25%) less than the promoted retail price in Nevada. The territory includes the entire Asian Rim area including but not limited to Malaysia, Singapore, China, Hong Kong, Korea, Vietnam, Indonesia, Thailand, The Philippines, Nepal, Cambodia, India, Sri Lanka, Macau, Myanmar, Laos, Cruise Ships based in Malaysia, Singapore & Hong Kong and the Islands in the Asian areas. The territory specifically excludes Japan, Australia and New Zealand which will be treated as common distributor areas. Additionally, the Company has an exclusive distributorship agreement with H. Joel Rahn (company name to be designated). The term of the agreement is Five (5) years. The Company agrees to offer to H Joel Rahn a minimum discount of twenty-five percent (25%) less than the promoted retail price in Nevada. The territory consists of South America, Central America, the Caribbean Islands, the State of Florida and Cruise Ships worldwide, excluding Cruise Ships based in Malaysia, Singapore and Hong Kong. The territory consisting of the Bahamas shall be non-exclusive.



In addition, the Company has entered into an exclusive five-year distributorship agreement with Gaming 2000 L.L.C. ("Gaming 2000") with respect to the certain territories, including the United States, territories of the United States, Canada, certain cruise ships, and the Caribbean islands. The Company has also entered into an exclusive five-year distributorship agreement with Belgium Gaming Technology, a Belgian corporation, with respect to all countries in the European Commonwealth, Eastern Europe and Africa with the exclusion of South Africa and ferry ships.


Exclusive Licensing Agreements. The Company has granted joint exclusive licenses to the George C. Matheson Company ("Gemaco") and to The US Playing Card Company specifically for the Safety Peek Playing Card. The terms of the Gemaco agreement provides for a royalty of $.04 per deck of playing cards being paid to the Company on a quarterly basis. Additionally, Gemaco agreed that during the term of the agreement, it will use .02 on each deck for promotion and advertising of the product. The US Playing Card Company pays a royalty of $.075 per deck.


Technology Development Center, LLC, has grant an exclusive license to the Company relating to its technology known as a "Coin Operating Machine Having An Electronically Identified Coin Collection Box". The geographical scope of the license is the United States of America and all foreign countries. As consideration for the exclusive license, the Company executed a promissory note secured by assets of the Company payable to Technology Development Center, LLC, for $50,000 payable in five monthly installments beginning on November 14, 1997 and a promissory note secured by the assets of the Company, payable to Technology Development Center, LLC for $50,000 payable in twelve monthly installments beginning on April 15, 1998. The Company shall pay a royalty of $7.50 per each licensed product sold, rented, leased, or otherwise used for profit, provided that the Company receives a net compensation in excess of $7.50 for each Product Development and Ownership History. The Company has paid $25,000 on the first promissory note and is currently in arrears on the balance. The Company has paid none of the payments on the second promissory note. The Company is presently negotiating a modification of these obligations.


Sines-Forte, a general partnership formed in September, 1993 owned the rights to currently existing patents and trademarks to a variety of gaming devices, including the Safety Peek Playing Cards, Fantasy 21 and the Random Ejection Card Shuffler. Pursuant to the terms of a financing agreement dated January 15, 1996 between the Company, Sines-Forte and Sharps International Limited Partnership ("Sharps") which initially held exclusive rights to manufacture and market these gaming products and concepts under the terms of a licensing agreement with Sines-Forte, and certain of their affiliates, substantially all of the gaming products and concepts owned by Sines-Forte and licensed to Sharps were transferred and assigned to Sharps. Subsequently, the ownership of these products/concepts was transferred to the Company as part of the reorganization transaction.


Sines-Forte and Sharps are or were owned or controlled by persons who were directors and executive officers and are principal shareholders of the Company.



Effective January 1, 1996, the Company and Sharps concluded a plan of reorganization whereby all of the outstanding general and limited partnership interests in Sharps were exchanged for shares of the Company in a tax-free transaction, at the rate of 5,160 shares of Capital Stock for each unit of general or limited partnership interest in Sharps. An aggregate of 2,513,000 shares of Capital Stock of the Company were issued to the Sharps' partners in this transaction. In addition, 1,261,900 shares of Capital Stock were issued to Sines-Forte in exchange for substantially all of Sines-Forte's assets and an additional 130,000 shares of Capital Stock were issued to certain investors at the price of $1.00 per share. A portion of the shares of the Sines-Forte Partnership beneficially owned by Mr. Forte will be purchased in the Forte Transaction. See "CERTAIN TRANSACTIONS - Related Party Transactions."


As a consequence of the reorganization transaction, Sharps was liquidated, and all of its assets and liabilities were assumed by the Company. Such assets included substantially all of the gaming products and concepts formerly owned by Sharps, together with certain contractual arrangements relating to the manufacture and sale of the Safety Peek Playing Cards.

Royalty Agreement with Sines-Forte. Pursuant to the aforementioned financing agreement, the Company assumed an obligation of Sharps to pay royalties to Sines-Forte generated from revenues received by the Company on certain intellectual properties. Sines-Forte is to receive a quarterly royalty fee of 3% of the net revenues earned by the Company with respect to certain products and an option to purchase from the Company 40,000 shares of the Company's common stock at the price of $1.00 per share. Royalties owed in a given period shall not be a credit toward any royalties owed for a past or future royalty period. The term "Net Revenues" means gross cash revenues received by the Company for the relevant quarter attributable to the products, minus the Company's cost of such goods sold for such quarter.

If the Company leases product instead of selling or having others sell in their behalf, or if leasing of product otherwise occurs under the Agreement, the Company shall be obligated to pay royalties on the same terms as if the lease payments are considered to be Net Revenues. Such treatment of leasing for determination of royalties shall not apply where a third party pays the Company and acts as a financial leasing agent or where the Company actually receives payments on a basis other than the actual lease payments. In such cases, royalties are determined based on the amount and timing of payments received by the Company and not those received by any financing and leasing organization.


Through the Forte Transaction, the Company has agreed to purchase the royalties to be paid to Mr. Forte. See "CERTAIN TRANSACTIONS
- Related Party Transactions."



Employees.    As of the date of this Prospectus, the Company  has
seven full time and two part time employees.  See "RISK FACTORS."


The  Company will, as operations demand, sub-contract the balance
of   its  personnel  through  independent  contractors  or   hire
additional employees.

Competition. There is significant competition in the gaming industry. The Company competes with established companies and other entities (many of which possess substantially greater resources than the Company). Almost all of the companies with which the Company competes are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than the Company now has, or will have in the foreseeable future. It is also likely that other competitors will emerge in the near future. There is no assurance that the Company will continue to compete successfully with other established gaming product manufacturers. The Company shall compete on the basis of quality and price. Inability to compete successfully might result in increased costs, reduced yields and additional risks to the investors herein.

Regulation. The gaming industry is a highly regulated industry and is subject to numerous statutes, rules and regulations administered by the gaming commissions or similar regulatory authorities of each jurisdiction. Generally, the Company and other entities which seek to introduce gaming products or concepts into such jurisdictions may be required to submit applications relating to their activities or products (including detailed background information concerning controlling persons within their organization) which are then reviewed for approval. The Company may incur significant expenses in seeking to obtain licenses for its gaming products and concepts, and no assurance can be given that its products will be approved in any particular jurisdiction. A failure to obtain such approval in any jurisdiction in which the Company may seek to introduce its products or concepts, could have a material adverse effect on the Company's business.

-----------------------------------------------------------------
 MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF
                           OPERATIONS
-----------------------------------------------------------------

Trends and Uncertainties. Demand for the Company's products will be dependent on, among other things, general economic conditions which are cyclical in nature. Inasmuch as a major portion of the Company's activities is the manufacture and sale of gaming products and concepts, new technologies may reduce and/or restrict the Company's activities.

In addition, the outcome of this offering is uncertain. The lack of sales of this offering would negatively impact the Company's ability to successfully continue operations.


Capital and Source of Liquidity. The Company has completed its research and development for four of its products. The Company has four products that are completed. The first product is the Random Ejection Shuffler, which can shuffle automatically up to six decks of playing cards in random order. There have been five prototypes built and tested. The first production run of 30 units is complete and parts have been ordered for an additional 220 units. Second, the Company has five production units of the Fantasy 21 Table Game(TM) which were assembled on October 13, 1997 and are being used for sales demonstrations and field testing. Parts for the production run of 60 Fantasy 21 Table Games have been ordered. Third, the Safety Peek Card, a new type of casino playing card, is already in use and is under distribution
agreements  with selected playing card distributors.   Fourth  is
the SecureDrop Coin Box system. This product was developed by the Company pursuant to an exclusive license from an outside developer in an agreement dated October 10, 1997. The SecureDrop has been completed with five units for field trials and testing.
The  Company  is now producing components for 250 units.   Demand
for the Company's products will be dependent on general economic conditions, economic conditions in the gaming industry and acceptance of new products in the market place.



The Company is developing business plans, operations and sales that will permit the Company to be self-supportive within the first 3 to 4 months from the beginning of sales. Should the Company be able to complete this offering, the Random Ejection Shuffler, Fantasy 21 and SecureDrop will be brought to market. The ability of the Company to obtain any necessary gaming licenses, authorizations and approvals in certain key jurisdictions, such as Nevada and New Jersey, will materially impact the Company's ability to market its products. Additional new products are in conceptual design stages and, with adequate funding, are expected to be brought to market within the next 12 months.



The Company expects that the net proceeds from the Offering and the cash flow from operations will be sufficient to allow the Company to meet the expected growth in demand for its products.



For the three months ended March 31, 1998, the Company did not make any significant acquisitions of plant and equipment. Inventory for parts to assemble product increased $46,956. Net cash used in investing activities for the three months ended March 31, 1998 was $11,744. There are no expectations for the purchase of significant equipment or plant. Management of the manufacturing process for the Shuffler has been brought in-house. The Company's Manager of Engineering is directly supervising the assembling of the first thirty units and will determine the best combination of subcontract and in-house production.

For the three months ended March 31, 1998, the Company received proceeds aggregating $400,000 from convertible debentures. On May 27, 1998, the Company's Board of Directors set the conversion rate for such debentures at $2.125 per share based upon the price per share of this Offering. Of the gross proceeds received from the convertible debentures, proceeds of $150,000 were received from the Company's principal stockholder and have been included in shareholders loans. Loans from shareholder have increased a total of $290,000.



The Company currently has no material commitments for capital expenditures. The Company has planned expenditures of $900,000 for the cost of sales and $130,000 for additional tooling costs of manufacturing. These costs will be less if the sales projections are not met. The Company intends to use a majority of the proceeds of this offering to make a portion of the proposed expenditures. If this offering is not successful, the Company's cash flow will be negatively effected if the expenditures are made.



The Company has commitments under its employment agreements to make aggregate monthly payments of $28,500 to certain executives and employees.


During December 1997 the Company entered into financing type lease transactions with a leasing company whereby the Company sold and leased back from the lessor all of its furniture and equipment, tooling and a total of twenty six of its shuffler machines.

Scheduled maturities of the obligations as of December  31,  1997 are as follows:


                  Year                         Amount
                  1998                       $209,425
                  1999                       $170,097
                  2000                       $170,097
Minimum future lease payments                $549,619
Less interest component                     ($102,519)
Present value of future net
  minimum lease payments                     $447,100
    Less current portion                    ($153,851)
Due after one year                           $293,249


Property recorded under capital leases includes the following as of December 31, 1997:


Office furniture and equipment                $31,110
Tooling                                      $271,500
                                             $302,610
    Less accumulated amortization           ($22,749)
Net capitalization leased equipment          $279,861
Shuffler machines, at cost                    $52,598
Total assets subject to capital leases       $332,459


Although the sale had an immediate positive effect on the cash flow of the Company, the lease payments will have a future negative effect on the liquidity of the Company.

The Company shall attempt to develop business plans, operations and sales that will permit the Company to be self-supportive 120 days after normal sales begin. The funding requirement to complete this time period is estimated to be $550,000 and may come in the form of this offering proceeds, deposits on future sales or debt financing. Based on the completion of a successful offering subscription and final product development and refinement, the Company anticipates that the monthly cash flow will be at a break-even point within four months. No additional capital needs are anticipated. This planning, if effective, would permit funds raised in this offering, if any, to be used to develop new products in the next six months.



If the Company has to add a significant amount of capital equipment to develop an expanded in-house production capacity, this will impact cash flow in a potentially significant way. The Company expects that the net proceeds from this offering and the cash flow from operations will be sufficient to allow the Company to meet the expected growth in demand for its products for at least the next twelve months. However, there can be no assurance that sufficient capital will be raised or that future product sales will meet the Company's growth expectations. Should either of these fail to occur, the Company may elect to (i) reduce the planned introduction of new products to a level consistent with its resources or (ii) pursue other financing alternatives such as loans. The Company has received $640,000 of additional debt financing in the first five months of 1998. Implementation of either of the foregoing options could delay or diminish the Company's planned growth and adversely affect its profitability.


For the year ended December 31, 1997, the Company acquired plant and equipment valued at $296,156. The Company had an increase in patents and trademarks of $29,110. As a result, the Company had net cash used in investing activities of $325,266 for the year ended December 31, 1997.

For the year ended December 31, 1996, the Company acquired plant and equipment valued at $12,969. The Company had an increase in patents and trademarks of $65,781. As a result, the Company had net cash used in investing activities of $78,750 for the year ended December 31, 1996.

For the year ended December 31, 1997, the Company sold common stock for cash in the amount of $1,015,510. The Company received proceeds from long-term debt of $547,100. The Company had an increase in stockholder loans of $120,000 and the Company repaid $38,886 of shareholder loans. As a result, the Company had net cash provided by financing activities of $1,841,244 for the year ended December 31, 1997.

For the year ended December 31, 1996, the Company sold common stock for cash in the amount of $887,265. The Company had an increase in stockholder loans of $630,168. As a result, the
Company had net cash provided by financing activities of $1,517,433 for the year ended December 31, 1996.


Management is of the opinion that upon completion of the primary offering its current working capital and anticipated funds from operations are sufficient to meet its cash requirements for moderate growth in the year ahead.


On a long term basis, liquidity is dependent on increased revenues from operations, additional infusions of capital and debt financing. The Company believes that additional capital and debt financing in the short term will allow the Company to commence its marketing and sales efforts and thereafter result in revenue and greater liquidity in the long term. However, there can be no assurance that the Company will be able to obtain additional equity or debt financing in the future, if at all.

Results of Operations


Three Months Ended March 31, 1998 and 1997



The Company's net loss was $520,180, or $.08 per share for the three months ended March 31, 1998, compared to $382,818 or $.07 per share for the three months ended March 31, 1998. Revenues for the three months ended March 31, 1998 was $348, consisting primarily of card royalties, compared to $6,806 for the three months ended March 31, 1997, consisting of card royalties and interest income, reflecting the Company's development stage of operations.



General and administrative expenses were $355,787 for the three months ended March 31, 1998, consisting of salaries, payroll taxes and benefits of $107,273, travel and entertainment of $61,664, fees to consultants of $87,502, legal expenses of $14,585, gaming show expenses of $9,363, office rent of $9,630, office expenses of $22,863, depreciation and amortization of $19,965 and other expenses of $25,942. The Company had general and administrative expenses of $321,027 for the three months ended March 31, 1997, consisting of salaries and payroll taxes and benefits of $70,200, travel and entertainment of $27,177, fees to consultants of $130,681, legal expenses of $19,618, gaming shows of $35,587, office rent of $962, office expenses of $16,681, depreciation and amortization of $3,117 and other expenses of $17,024.



Research and development for the three months ended March 31, 1998 was $102,333, compared to $46,606 for the three months ended
March  31,  1997, reflecting continued development of the  Random
Ejection Shuffler and SecureDrop.



Interest expense for the three months ended March 31, 1998 was $62,408, including $24,880 to related parties, compared to $21,991 for the three months ended March 31, 1997, including $19,179 to related parties. The increase reflects the higher level of borrowing utilized to provide liquidity to the Company in late 1997 and early 1998.



Years Ended December 31, 1997 and 1996



For the year ended December 31, 1997, the Company had a net loss of $2,606,071. The Company had revenues from card royalties of $2,226, interest income of $8,290 and the sale of patent rights of $3,000 for the year ended December 31, 1997. The Company had depreciation and amortization of $40,262 and amortized deferred interest of $186,000 for the year ended December 31, 1997. The Company had an increase in accounts receivable of $15,327, an increase in prepaid expenses of $39,276, an increase in accounts payable of $335,459 and a decrease in accrued expenses of
$57,809. The Company issued stock for interest valued at $117,332. The Company issued stock and options for services of 136,000. The compensation value of cash stock sales was $177,000 for the year ended December 31, 1997. For the year ended December 31, 1997, the Company had net cash used in operating activities of $1,949,467.


The Company had general and administrative expenses of $1,826,250. These expenses consisted of salaries of $363,497, payroll taxes & benefits of $49,604, travel and entertainment of $313,425, fees to consultants of $627,913, legal expenses of $72,785, gaming shows of $151,425, office rent of $26,646, printing, video and other of $22,489, and miscellaneous expenses of $198,416.

For the year ended December 31, 1996, the Company has a net loss of $1,638,227. The Company had revenues in card royalties of $2,450 and interest income of $1,803 for the year ended December 31, 1996. The Company issued stock for services valued at $700,500. Interest added to loan balances was $23,245. The Company exchanged equipment valued at $2,903 for services. The Company had depreciation and amortization of $2,553 for the year ended December 31, 1996. Due to the commencement of operations, the Company had an increase in accounts receivable of $2,833, an increase in prepaid expenses of $300, an increase in other assets of $6,119, and increase in accounts payable of $73,330 and an increase in accrued expenses of $104,351 for the year ended December 31, 1996. For the year ended December 31, 1996, the Company had net cash used in operative activities of $887,257.

For the year ended December 31, 1996, the Company had general and administrative expenses of $1,318,327. These expenses consisted of consulting services valued at $826,824, salaries and wages of $254,200, legal and accounting of $108,510, development costs of 68,520, reimbursement of services of $33,497, patent and trademark costs of $27,312, telephone of $12,880, travel of $24,943, and other miscellaneous expenses of $38,359.

The Company also paid general and administrative expenses of $52,313 to a related party. Research and development costs to a related party for the year ended December 31, 1996 was $244,117.

The Company shall seek to maintain low operating and administrative expenses while expanding operations and increasing the number of distributors and operating revenues. However, increased marketing expenses will probably occur in future periods as the Company attempts to further increase its marketing and sales efforts.

-----------------------------------------------------------------
                           MANAGEMENT
-----------------------------------------------------------------

Officers and Directors. Pursuant to the Articles of Incorporation, each Director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. The Company's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of the Company. Directors may only be removed for "cause". The term of office of each officer of the Company is at the pleasure of the Company's Board.

The principal executive officers and directors of the Company will be as follows:



NAME                      POSITION                     TERM(S) OF OFFICE
Jay L. King, age 51       Chief Financial              From May 27, 1998
                          Officer, Treasurer           to present
                          and Secretary

Steven Blad, age 46       President, Chief             From May 27, 1998
                          Executive Officer            to present
                          and Director

Richard S. Huson, age 58  Chairman of                  From May 27, 1998
                          the Board of Directors       to present

Jamie McKee, age 39       Director                     From May 27, 1998
                                                       to present

Bob Smith, age 60         Director                     From May 27, 1998
                                                       to present

David Sampson, age 57     Director                     From March 12,
                                                       1996
                                                       to present


Resumes:


Jay L. King. Mr. King has extensive experience in all phases of financial management for a variety of companies and circumstances. He was Controller for Sigma Game, Inc., a manufacturer and developer of electronic based and software driven gaming machines from December 1994 to October 1995. Mr. King was consultant to the corporation from November 1995 through February 1996 and served as Vice President of Finance and Controller and Director from March 1996 to Mary 27, 1998. Since May 27, 1998, Mr. King has served as Chief Financial Officer, Treasurer and Secretary. From July 1993 to November 1994, Mr. King was an independent financial consultant and Chief Financial Officer for I.C. Refreshment Corporation, a startup beverage company. From 1986 to 1993, Mr. King was director of financial management for PG&E, a public utility company. Mr. King managed full financial responsibilities for engineering, construction and manufacturing business unit.


Mr. King holds a BS in Accounting (1971) and an MBA (1973) from the University of Utah and is a Certified Public Accountant.

Steven Blad. Mr. Blad was President and Chief Executive Officer of Flagship Games International from 1987 to July 1991. From July 1991 to September 1994, Mr. Blad was a consultant for Marketing and Gaming in Atlanta, Georgia. From October 1994 to September 1996, Mr. Blad was a consultant for Spintek Gaming Technologies. Mr. Blad joined the Company in October 1996 as Vice President of Sales and Marketing until April 30, 1997 when he was named President of the Company. Mr. Blad served in that position until May 27, 1998 when he became Chief Executive Officer, President and Director of the Company.


Mr. Blad received a Bachelor of Arts degree in 1973 from Carson Newman. He obtained a Masters of Arts degree in 1975 from
Southern Baptist Graduate School. From 1975 to 1976, Mr. Blad attended additional graduate studies at the University of Alabama.




David Sampson. From August, 1985 to 1991, Mr. Sampson was the owner and manager of University Bistro in Seattle, Washington. From March 1994 to April 1996, Mr. Sampson has served as President and Chairman of MITT USA Corporation, a sporting goods manufacturer. Mr. Sampson joined Rendova Boats, LLC as General Manager and Director in October 1996 and still holds that position. Rendova Boats is a boat manufacturer located in Olympia, Washington. Mr. Sampson received a Bachelor of Science at Oregon State University in Social Science in 1965. He received a Masters degree in Political Science from the State University of New York at Buffalo in 1968 and a post-graduate degree from the Pacific Coast Banking School at the University of Washington.


Richard  Huson.   Mr. Huson has been Chairman  of  the  Board  of
Directors since May 1998. Mr. Huson is a Principal of the Crabbe Huson Group, Inc., an investment advisory firm, which he co-founded in 1980. Previously, Mr. Huson worked for three years as a registered representative at Foster & Marshall, Inc. From 1974-1977, Mr. Huson was Senior Vice President, and Investment Director for the Boston Company Institutional Investors, Inc.
Mr.   Huson  previously  managed  mutual  funds  with  Wellington
Management  Company  in  Boston,  Massachussetts  and   Financial
Programs, Inc. in Denver, Colorado. He began his career in investments in 1966 as a securities analyst after earning a BS degree with emphasis on finance and economics from Portland State University.



Jamie McKee. Ms. McKee has been a member of the Board of Directors since May 1998. Ms. McKee has been the editor of CASINO JOURNAL, a national trade publication for the gaming industry, since February 1996. From April 1995 to February 1996, Ms. McKee was a Public Relations Account Executive with DRGM Advertising and Public Relations in Las Vegas, Nevada. From 1988 to April 1995, Ms. McKee was editor of the LAS VEGAS BUSINESS PRESS, a weekly business publication in Las Vegas, Nevada. Ms. McKee earned a Bachelor of Arts in English from the University of Nevada, Las Vegas in 1983.



Bob Smith. Mr. Smith has been a member of the Board of Directors since May 1998. Mr. Smith also serves as Chairman of the Board of Directors and Chief Executive Officer of VIP's Industries, a company co-founded by Mr. Smith in 1968 that oversees restaurant, hotel and real estate development in five Western states. In 1966, he started the Bob L. Smith Real Estate Company, concentrating on real estate and development in Oregon, Washington and Northern California. From 1962 through 1965, Mr. Smith was Real Estate Analyst and Marketing Supervisor with the American Oil Company. Mr. Smith currently serves on the Board of Directors of Centennial Bank, Regency of Oregon (formerly Blue Cross and Blue Shield of Oregon), The Crabbe-Huson Funds, Inc., an investment management company, and Flying J. Inc, an integrated oil company. Mr. Smith received a Bachelor of Science in Business Administration from the University of Oregon in 1962.

Remuneration. The following table sets forth certain summary information concerning the total remuneration paid or accrued by the Company, to or on behalf of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers determined as of the end of each of the last three years.


                   SUMMARY COMPENSATION TABLE

                                                               Long Term Compensation
                              Annual Compensation           Awards                Payouts
                                             Other                                      ALL
                                            Annual   Restricted             LTIP       Other
Name and                                    Compen-    Stock     Options/   Pay-      Compen-
Principal                   Salary  Bonus   sation     Awards      SARs     Outs      sation
Position<F1>          Year   ($)     ($)      ($)       ($)         ($)      ($)        ($)

Randy Sines           1995    -       -        -         -           -        -          -
  President           1996  40,000   <F2>    <F2>       <F2>         -        -          -
(until August 1997)   1997  80,000    -        -         -           -        -       15,641

David E. Sampson      1995    -       -        -         -           -        -          -
  Director            1996  15,000    -        -         -           -        -          -
                      1997    0       -      1,500       -           -        -          -

Jay King              1995    -       -        -         -           -        -          -
  Chief Financial     1996  73,750  12,500  10,200       -           -        -          -
  Officer, Treasurer  1997  90,000  3,600      -         -           -        -          -
  And Secretary

Steven Blad           1995    -       -        -         -           -        -          -
  President, Chief    1996    -       -        -         -           -        -     27,750<F1>
  Executive Officer   1997  19,500    -        -       15,000        -        -    152,780<F1>
  And Director

Glen Pickell          1995    -       -        -         -           -        -          -
  President           1996    -       -        -         -           -        -     20,479<F1>
(until May 1998)      1997    -       -        -         -           -        -     71,210<F1>

<F1>   Affiliated  entities  of current  officers  and  directors received compensation in fiscal year ended December 31, 1996. The Arcus Group controlled by Glen (Tom) Pickell provided management consulting services to the Company and received $20,479 in 1996 and $71,210 in 1997, Gametek controlled by Steven
J. Blad provided sales, marketing and management consulting services to the Company received $152,780 in 1997 and $27,750 in 1996 and Designed Devices, Co. controlled by Norman Kelln provides engineering and management consulting services to the Company received $302,551 in 1996 and $64,663 in 1997.

<F2>  Effective January 15, 1996, the Company, Sines-Forte, Randy
D. Sines, Steven L. Forte, Cheryl L. Forte and Richard S. Huson entered into a series of transactions to provide additional financing to Sharps. Mr. Huson is a major shareholder of the
Company; Mr. Sines is a former director and president of the Company and a partner of Sines-Forte; Mr. Forte is a former employee and a director of the Company, and a partner of Sines-Forte; and Cheryl L. Forte is the spouse of Steven L. Forte.

Employment and Personal Services Agreements. Mr. Forte entered into a Personal Service Agreement with the Company providing for monthly compensation to each of $10,000 per month on a pro rata basis for time worked and restricting either from competing, directly or indirectly with the Company during the terms of the agreements and for a period of two years thereafter, or from using trade secrets or other proprietary information of the Company except in furtherance of the Company's business. The personal service agreements will be terminable by the Company for cause (which is defined to include breach of the agreement; deception; fraudulent, dishonest or illegal acts; the failure or refusal to carry out the reasonable directions of the board of directors; or a willful failure or refusal to comply in any material respect with the reasonable policies or procedures of the Company), or without cause (in which event the terminated individual will be entitled to six months' compensation). Pursuant to the Forte Transaction, the Company and Mr. Forte have agreed to terminate the Personal Service Agreement of Mr. Forte. See "CERTAIN TRANSACTIONS - Related Party Transactions."



The Company entered into an employment agreement with Jay L. King, effective January 1, 1997 for a term of two years. At the expiration date of this agreement, it shall be considered renewed for regular successive periods of one year terms unless either party submits a notice of termination thirty days prior to the end of the preceding period. Mr. King receives a monthly base salary of $7,500 and shall be entitled to a quarterly bonus in an amount not to exceed $2,500 per month upon the Company achieving its goals as set by the Board of Directors, upon the fulfillment of the Employees duties and the Company achieving its goals. Additionally, Mr. King shall receive stock options to purchase up to 150,000 Common Shares of the Company at $1.50 per Common Share
i)  50,000 Common Shares upon successful completion of the  SB-2,
ii) 50,000 Common Shares upon Mr. King fulfilling his obligations and the Company reaching its goals for 1997 and iii) 50,000 Common Share upon Mr. King fulfilling his obligations and the Company reaching its goals for 1998. No options or stock were granted in 1997.



Effective June 1, 1998, Steven Blad entered into an employment agreement (the "Blad Agreement") with the Company for a term expiring December 31, 1999. Mr. Blad will receive base pay of $12,500 per month through December 31, 1998 and $18,500 per month for the remainder of the term. Mr. Blad was granted options to purchase 100,000 shares at $1.50 per share effective immediately and is eligible to receive an additional stock option for 100,000 shares at $1.50 per share upon attaining the Company's goals for 1998 as determined by the Board of Directors. An affiliated entity of Mr. Blad also agreed to the termination of a consulting agreement in exchange for $42,000, payable over 7 months, and 10,000 shares of the Company's Common Stock.


Board of Directors Compensation. Members of the Board of Directors will receive $500 per meeting if said Directors are not separately compensated by the Company and will be required to attend a minimum of four meetings per fiscal year. All expenses for meeting attendance or out of pocket expenses connected directly with their Board representation will be reimbursed by the Company. No differentiation is made in the compensation of "outside Directors" and those officers of the Company serving in that capacity.

The  Company  has  obtained  Directors  and  Officers  Insurance.
Pursuant to the policy with National Union Fire Insurance Company, the coverage includes Company reimbursement and sections action claims entity coverage. The coverage has a $1,000,000 aggregate limit of liability in each policy year (inclusive of defense costs) and there is a retention of $25,000 for each claim.

Conflicts of Interest Policy. The Company has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of the Company's Board of Directors. The Bylaws of the Company provide that no such transactions by the Company shall be either void or voidable solely because of such relationship or interest of directors or officers or solely because such directors are present at the meeting of the Board of Directors of the Company or a committee thereof which approves such transactions, or solely because their votes are counted for such purpose if: (i) the fact of such common directorship or financial interest is disclosed or known by the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of such interested directors; or (ii) the fact of such common directorship or financial interest is disclosed to or known by the shareholders entitled to vote and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of shareholders holding a majority of the Common Shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of shareholders), or (iii) the contract or transaction is fair and reasonable to the Company at the time it is authorized or approved. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Company or a committee thereof which approves such transactions. If there are no disinterested directors, the Company shall obtain a majority vote of the shareholders approving the transaction.

Indemnification. The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Washington, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

INDEMNIFICATION  OF OFFICERS OR PERSONS CONTROLLING  THE  COMPANY
FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD
TO  BE  AGAINST  PUBLIC  POLICY BY THE  SECURITIES  AND  EXCHANGE
COMMISSION AND IS THEREFORE UNENFORCEABLE.

------------------------------------------------------------------
                       CERTAIN TRANSACTIONS
------------------------------------------------------------------

Distribution of Securities. In July, 1996, the Board of Directors authorized the distribution of 200,000 A Warrants each exercisable into one Common Share of the Company at the exercise price of $3.75 per Common Share, 200,000 B Warrants each exercisable into one Common Share of the Company at the exercise price of $4.00 per Common Share and 250,000 C Warrants each exercisable into one Common Share of the Company at the exercise price of $6.00 per Common Share. The A, B and C Warrants are exercisable for a period of 48 months from the date of issue and are callable with 30 days notice at a price of $.001 per warrant. These distributions were made to the owners of record of Common Shares on the books of the Company as of July 22, 1996.


Lockup  Agreement.    Pursuant to a written  agreement  in  March
1998,  the certain shareholders (Tom Pickell, Jay L. King, Steven
Blad, David Sampson, Norman G. Kelln, Steve and Cheryl Forte  and
Richard Huson) who received Warrants agreed as follows:



These shareholders agreed not to sell the Warrants during the offering period. The offering period consists of both the primary offering by the Company and the secondary offering by the Selling Security Holders. After the offering period, in the event the shareholder exercises any warrants, the stock issued to the shareholder pursuant to the exercise shall be locked in and restricted from trading for a period of one year. A notice is to be placed on the face of each stock certificate covered by the terms of the Agreement stating that the transfer of the stock evidenced by the certificate is restricted until twelve (12) months from the date of issuance. The shareholder also agrees not to sell or otherwise transfer their interest in the warrants except to an underwriter or other market makers in the stock once a market is established. The shareholder further agrees that the total value in cash, or other consideration, paid by the buyer to the seller shall not exceed $.01 per warrant. The terms of the agreement are not waivable in whole or in part by any of the parties.


The Company hereby undertakes to file a post effective amendment to identify any such underwriter or other market maker at the time the selling shareholder agrees to transfer their interest and such underwriter or market maker shall deliver a market making prospectus.

Consulting Agreement. On July 15, 1996, the Company entered into a consulting agreement with Pratt, Wylce & Lords, Ltd. ("Pratt") to assist the Company in its capitalization and the obtainment of additional financing. The agreement was amended January 28, 1997 and subsequently canceled. The net payment to Pratt after amendment and termination of the consulting agreement was $35,000 cash and 25,000 Common Shares. Due to the date of the consulting agreement, the Company distributed A, B and C
Warrants to Pratt, however, Pratt disclaimed the A, B and C Warrants and these Warrants were then redistributed on a pro rata basis to the remaining shareholders.

Additionally, the Company entered into a consulting agreement with Gaming Venture Corp., U.S.A. (GVC) to assist the Company with the promotion of its product and its Common Shares. The original agreement with GVC was dated July 8, 1996 and was amended on December 1, 1996 and again on February 1, 1997. The contract began on July 8, 1996, and by amendment, will run through July 7, 1998. GVC received 200,000 shares of the Company, $45,000 in cash and Options to acquire an additional 100,000 Common Shares. By action of the Company's Board of Directors, on April 30, 1997, the options were exchanged for D Warrants which were subsequently exercised.

Loan Collateralized by Related Party. On July 11, 1997, GVC placed $200,000 in a 200 day Certificate of Deposit with Bank West located at 3500 West Sahara Avenue in Las Vegas, Nevada. Bank West loaned the Company up to the full amount of GVC's CD and charges the Company an interest rate which is the rate of the CD plus 2%.


The Company agreed to pay GVC a payment equal to 8.5% of the total amount when the Company pays off the principal of the loan to Bank West. The payment will be 8.5% of the principal of $200,000 or a total of $17,000. If the Company is unable to pay off the loan balance after the 200 day period, half of the $17,000 payment must be paid to GVC. GVC will then have the option of renewing the CD and allowing the Company to continue with the loan or convert the principal balance of the loan into the Company's common stock with registration rights. GVC has elected to renew the CD on similar terms from the first 200 day period such that the remaining $8,500 will be due on August 4, 1998. The $8,500 which is due after the first 200 day period will not be deducted from the 8.5% due when the loan is repaid if the CD is rolled over for another 200 day period.



Consulting Agreement with Related Party. On February 1, 1997, the Company entered into a consulting agreement with Gametek, and Steven Blad, an officer of the Company. This Agreement was terminated effective as of June 1, 1998 upon effectiveness of the Blad Agreement. See "MANAGEMENT - Employment and Personal Services Agreements."



Related Party Transactions. On May 28, 1998, the Company and Steven L. Forte, a former director of the Company, entered into a letter agreement (the "Forte Transaction") through which the Company has agreed to purchase, subject to the approval of the Nevada State Gaming Control Board and to the dissolution of the Sines-Forte Partnership from Mr. Forte: (a) certain royalties from the sales of the Shuffler and Fantasy 21; (b) 20,000 options exercisable by Mr. Forte at $1.50 per underlying share; and (c) 848,682 Common Shares at $2.50 per share. Upon the approval of the Forte Transaction by the Nevada State Gaming Control Board, the parties will, within 45 days of such approval, prepare the necessary documents to consummate the transactions described in the Forte Transaction. As consideration for the royalties, options and Common Shares, the Company will execute a promissory note in the amount of $2,351,705.00 (the "Forte Note"). The Forte Note shall bear an interest rate of 6.5% for the first year and 8% thereafter. The Forte Note shall be amortized over a 10 year period with payments of interest only during the first year, payable on the six month and one year anniversary of the Forte Note, and payments of principal and interest thereafter, payable on a monthly basis. On the five year anniversary of the Forte Note, a balloon payment of the remaining unpaid principal and interest will be due and payable. Although the Forte Note will be secured by the 848,682 Common Shares and by a first security interest in the patents for the Shuffler and Fantasy 21, Mr. Forte has agreed to release his security interest in said patents for a principal reduction of 50% of the outstanding principal of the Forte Note and for a due-on-sale amendment to the Forte Note whereby the outstanding principal of the Forte Note will be due and owing upon a change of control of the Company. In addition, the Company has agreed to reduce the outstanding principal of the Forte Note by $750,000.00 if the Company completes its primary offering of 1,500,000 Common Shares. In the event the Company fails to sell all 1,500,000 Common Shares yet sells at least 500,000 Common Shares for cash, the Company has agreed to reduce the outstanding principal of the Forte Note by an amount calculated by multiplying $750,000.00 by the ratio of the number of Common Shares sold for cash by 1,500,000 Common Shares. Further, in the event the Company issues and sells Common Shares in a subsequent registered public offering, the Company and Mr. Forte has agreed to a schedule whereby the Company will reduce specified amounts of outstanding principal of the Forte Note according to specified proceeds received by the Company through such a public offering.

Sines-Forte Partnership retains a 3% royalty interest in the gross margin earned from the sale of products covered by intellectual property rights which were exchanged by the partnership for Common Shares of the Company. Royalty amounts due pursuant to the royalty interest amounted to $150 at December 31, 1997. Mr. Forte's portion of the royalties will be acquired by the Company under the Forte Transaction.


During the year ended December 31, 1996, Steven Forte, a former director, Randy Sines, a former director and Richard Huson, a principal shareholder and director of the Company made advances to the Company for working capital purposes. The balances payable by the Company aggregated $441,017 at December 31, 1997, including accrued interest. No cash repayments have been made against the advances, which are due on demand. Mr. Huson made an additional advance in the amount of $300,000 on January 15, 1996. The advance was due on July 15, 1996. The advance was collateralized by partnership shares of Sharps equivalent to 700,000 Common Shares of the Company controlled by Steven and Cheryl Forte and Randy Sines. On October 1, 1996, Mr. Huson exercised his rights against the collateral and as a result, the collection rights to the advance plus accrued interest, which aggregated $320,168 at October 1, 1996, transferred to the other officer/shareholders. The advances accrue interest at between 9.5% and 14.5% per annum. One of the advances in the amount of $250,000 from Mr. Huson provides for repayment of the loan by December 31, 1997 or, upon default, at the option of the shareholder, by the issuance of the Company's common shares at a conversion rate of $.82 per share. On December 31, 1997, Mr. Huson elected to convert the principal and interest due ($279,229.29) to 339,304 Common Shares (at $.82 per Common Shares).


During the year ended December 31, 1997, Mr. Huson made additional advances to the Company aggregating $120,000 which are due on demand and bear interest at 9.5% per annum. The Company made cash payments of principal ($18,866) and interest ($37,563) against advances from two other shareholders during the year ended December 31, 1997.


In the first three months of 1998, Mr. Huson advanced an additional $150,000 for 6% convertible unsecured notes and $240,000 in 9% demand notes.


During September 1996, the Company entered into personal service agreements with two of its officers which provide for aggregate monthly compensation of up to $20,000 per month on a pro rata basis for time spent on Company related business. The agreements had a term of two years.

Amendment to Employment Agreement (Personal Service Agreement) and Covenant Not to Compete and Funding Agreements with Randy Sines. The Company and Randy Sines had previously entered into an Employment Agreement (Personal Service Agreement) and Covenant Not to Compete dated March 31, 1996. In connection with the Employment Agreement, the parties entered into a Funding
Agreement  dated  January  15,  1996  and  Third  Round   Funding
Agreement dated September 30, 1996. The Third Round Funding Agreement subordinated the $300,000 promissory note assigned to Cheryl Forte/Steve Forte and the Employee to the $500,000 promissory note, dated September 30, 1996, payable to Richard S. Huson. This subordination requires payments of $10,000 each to Employee and Cheryl Forte. The $300,000 promissory note was further subordinated by the agreement, dated July 8, 1997, to the $45,000 promissory note, dated July 8, 1997, payable to Richard
S. Huson. (These agreements and their amendments are referred to as the "Funding Agreements").

Mr. Sines resigned as an officer, director and employee of the Company effective August 27, 1997. As a result of Mr. Sine's resignation, the parties confirmed and modified each other's
obligations   under   the   Employment  Agreement   and   Funding
Agreements.

1. Assignment of Drop Slot and Anticipation Slot Concepts. Pursuant to a letter dated June 26, 1997, the Company attempted to transfer to Mr. Sines all of the Company's right, title and interest in the Drop Slot and Anticipation Slot inventions/concepts for the sum of $15,000. Pursuant to the above referenced letter, the payment was reflected in a reduction of the debt owed to the Mr. Sines from the Company. The parties have raised questions surrounding the purported transfer and have agreed to restate and settle on the terms and conditions of the assignment as follows:

a. The Company assigned all of its right, title and interest to the Drop Slot and Anticipation Slot concepts to Mr. Sines.

b. The obligations owed by the Company to Mr. Sines contained in the Funding Agreements will be decreased by the sum of $5,000, not the $15,000 as previously agreed, in return for the assignment of the Royalty to the Company provided herein below.

c. Mr. Sines agreed to reduce the monetary obligations owed by the Company to him under the Funding Agreements to an interest rate at nine and one-half percent (9 1/2%) per annum, effective October 1, 1997 and to extend the due date of such obligations for a twelve (12) month period from this same date. If the obligations are not paid on or before September 30, 1998, the interest rate shall increase at such date to fourteen and one-half percent (14 1/2%) per annum. All other terms of the Funding Agreements, including the subordination provisions, remain unchanged.

d. Mr. Sines agreed to pay to the Company a five percent (5%) Royalty on the Net Revenue received by Mr. Sines, his heirs or assigns from the sale, development, or manufacture of the Drop Sot and Anticipation Slot concepts, including any derivatives or accessories pertaining thereto. The term "Net Revenue" is defined as gross cash (or equivalents) revenues received by Mr. Sines, his heirs or assigns from the sale, development, or manufacture of the Drop Slot and Anticipation Slot concepts minus the cost of goods sold for such products. In determining the cost of goods sold, Generally Accepted Accounting Principles shall be used. Mr. Sines shall remit the Royalty payments to the Company on a calendar quarter basis. The Royalty payments due for each calendar quarter shall be paid within thirty (30) days after the expiration of each quarter. Interest shall accrue at the rate of nine and one-half percent (9 1/2%) per annum on any Royalty payments that are not paid when due.

Mr. Sines will use prudent efforts to protect the intellectual and proprietary rights associated with the Drop Slot and Anticipation Slot concepts, including but not limited to, the procurement and the filing of patents, trade names or copyrights as may be applicable. Upon thirty (30) days written notice, Mr. Sines agreed to provide access to the Company or its auditors to review and audit Mr. Sine's books and records containing information pertinent to calculating the Royalty due the Company under this agreement.

The Company allowed Mr. Sine's termination to be effective August 27, 1997. Mr. Sines remains obligated under the terms and conditions of the Employment Agreement, as amended for those clauses which by their terms survive termination and consist only of the Non-Competition, Confidential Information, and Personal Property clauses. It is agreed and understood that the execution of the agreement is additional consideration from the parties for the amendment to the Non-Competition clause of the Employment Agreement as contained herein.

3.    Amendment.  The parties agreed to amend Paragraph 14,  Non-
Competition,   ("Non-Competition  Clause")  of   the   Employment
Agreement to increase the term to three (3) years and to limit its scope as follows:

a. The Non-Competition Clause was amended to exclude from its restrictions the Drop Slot and Anticipation Slot inventions/concepts and any accessories or derivatives pertaining thereto. Mr. Sines is permitted to market, develop and sell the Drop Slot and Anticipation Slot concepts so long as such business actions are limited solely to such products and do not involve any other gaming product not otherwise excluded herein below.

b. It is understood and agreed by the parties that Mr. Sines will not be in violation of the Non-Competition Clause as amended herein for those activities that are limited to the invention and development of gaming products (not manufacturing or marketing), provided that such invention and development does not pertain to the Company's Current Products and Future Products defined herein below in sub-paragraph (d)

c. Mr. Sines shall only be required to abide by the terms of the Non-Competition Clause as it is currently written and as amended herein by Paragraph 3(a) and (3)(b) for a period of six
(6) months, beginning as of August 27, 1997, with the exception of Paragraphs 3(d) and 3(e).

d. After the expiration of the six (6) month period stated above, Mr. Sines agreed to remain obligated under the terms of the Non-Competition Clause for an additional eighteen (18) months, but this restriction shall be limited solely to products that are substantially similar to the Company's current products (the "Current Products") and to the Company's future products referred to or described in the letter dated August 28, 1997, executed by Steve Forte.

e. After the expiration of the two (2) year period stated above in sub-paragraph (b) and (c), Mr. Sines agreed not to compete with the Company as defined in the Employment Agreement for an additional one (1) year period only as to such products that are substantially similar to the Future Products defined previously herein.

A state court may determine not enforce (or only partially enforce) non-compete clauses in the employment.

-----------------------------------------------------------------
                     PRINCIPAL SHAREHOLDERS
-----------------------------------------------------------------


As of May 11, 1998, there were 6,255,944 Common Shares outstanding. Assuming exercise of the 200,000 A Warrants, 200,000 B Warrants, 250,000 C Warrants and 565,000 options currently outstanding (not including an additional 100,000 options issuable under the Blad Agreement), there would be 8,894,944 Common Shares outstanding on a fully diluted basis. In addition, in the event that the terms and conditions of the Forte Transaction are approved by the Nevada State Gaming Control Board, the number of Common Shares outstanding as of May 11, 1998 would be 5,331,262 and the number of Common Shares on a fully diluted basis would be 8,026,262. The following tabulates holdings of shares of the Company by each person who, subject to the above, as of May 11, 1998, holds of record or is known by Management to own beneficially more than 5.0% of the Common Shares and, in addition, by all directors and officers of the Company individually and as a group.



                                                                                    Percentage      Percentage
                                                                                        of              of
                                                                   Number of       Outstanding      Outstanding
                                                                     Shares           Shares       Shares After
                                     Number       Percentage      Outstanding       To Reflect      Approval of
                                       of          of Shares         After          Conclusion       the Forte
        Name and Address           Shares<F1>     Outstanding       Offering       Of Offering      Transaction
-------------------------------   ------------   -------------   -------------    -------------   --------------
Richard S. Huson<F2>                2,729,379        43.63%        2,417,150          31.47%          35.38%
121 S.W. Morrison, Suite 1400
Portland, Oregon  97204

David E. Sampson<F3>                  141,016         2.25%          136,925           1.78%           2.00%
4009 - 205th Avenue N.E.
Woodinville, Washington 98072

Steven Blad<F4>                       100,000         1.60%          100,000           1.30%           1.46%
286 Doe Run Circle
Henderson, Nevada 89012

Jay L. King<F5>                       100,000         1.60%           97,500           1.27%           1.43%
4600 North Donna Street
North Las Vegas, Nevada 89031

Robert L. Smith<F6>                    58,557         0.94%           58,557           0.76%           0.86%
3136 River Road South
Salem, Oregon  97302

Jamie McKee                                 0            0%                0              0%              0%
2811 Sesame Drive
Las Vegas, Nevada  89122

Steve and Cheryl Forte<F7>,<F8>     1,815,276        29.02%        1,722,208          22.42%           0.01%<F9>
315 San Francisco Street
Henderson, Nevada 89014

Randy D. Sines<F8>,<F9>             1,722,155        28.33%        1,620,504          21.10%           23.72%
4056 South Madelia
Spokane, Washington  99203

Sines-Forte Partnership             1,447,690        23.14%        1,321,500          17.21%          10.60%<F11>
315 Francisco Street
Henderson, Nevada 89014

All Officers and Directors          3,128,952        50.02%        2,810,132          36.59%           41.14%
as a Group (6 persons)

                               48

<F1> Pursuant to Rule 13d-3 under the Securities Exchange Act  of
1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

<F2>  Includes  168,790 Common Shares which may  be  issued  upon exercise of A, B and C Warrants.

<F3>  Includes  5,061  Common Shares which  may  be  issued  upon exercise of the warrants and 95,000 Common Shares which may be issued upon exercise of 95,000 options.

<F4>  Includes  100,000 Common Shares which may  be  issued  upon exercise of 100,000 options.

<F5>  Includes  75,000 Common Shares which  may  be  issued  upon exercise of 75,000 options.

<F6>  Includes  33,557 Common Shares which  may  be  issued  upon exercise of the A Warrants by VIP's Industries, Inc., an entity controlled by Mr. Smith, 20,000 Common Shares issued to VIP's Industries, Inc., and 5,000 Common Shares issued to Mr. Smith.

<F7> Includes 145,790 Common Shares which may be issued to Sines-
Forte Partnership upon exercise of the A, B and C Warrants 69,854 Common Shares which may be issued to Cheryl Forte upon exercise of the A, B and C Warrants, and 40,000 Common Shares which may be issued to Sines/Forte Partnership. Additionally, Steven Forte is a General Partners of Sines-Forte Partnership and would be deemed to be beneficial owners of the 1,447,690 Common Shares shown above.

<F8> Former partners of Sharps International Limited Partnership.

<F9>  Includes 69,854 Common Shares which may be issued to Cheryl
Forte upon exercise of the A, B and C Warrants.

<F10> Includes 145,790 Common Shares which may be issued to Sines-
Forte  Partnership upon exercise of the A, B and C  Warrants  and
40,000   Common  Shares  which  may  be  issued  to   Sines/Forte
partnership. Additionally, Randy Sines is a General Partner of Sines-Forte Partnership and would be deemed to be beneficial owner of the 1,447,690 Common Shares shown above.

<F11>  Reflects the direct ownership of 723,845 Common Shares  of
Mr. Sines.



This does not include 75,000 Common Shares reserved for issuance pursuant to loan conversion options. Additionally, on September 24, 1996, Mr. Huson agreed to loan up to $500,000 to the Company for a period not to exceed December 31, 1997. The note shall be secured by agreement of Randy Sines and Cheryl Forte to provide Mr. Huson a minimum of 51% of the voting rights by pledging sufficient voting rights of their Common Shares in the Company until the note is paid in full and a total of $2.4 million is raised through all sources. See "CERTAIN TRANSACTIONS" for further discussion.

There are currently 200,000 A Warrants outstanding. The following tabulates holdings of A Warrants of the Company by each person who, subject to the above, at the date of this Prospectus, holds of record or is known by Management to own beneficially more than 5.0% of the A Warrants and, in addition, by all directors and officers of the Company individually and as a group.


                              Total Number of   % Owned       Amount        % Owned
                                A Warrants      Prior to       Owned         After
            Name                   Owned        Offering  After Offering    Offering
Bob Smith <F1>                      33,557       16.78%       33,557         16.78%

Jamie McKee                              0           0%            0             0%

Steven Blad                              0           0%            0             0%

Norman G. Kelln                      5,717        2.86%        5,717          2.86%

Sines/Forte Partnership<F2>          2,933        1.47%        2,933          1.47%

Cheryl Forte<F3>                     1,407        0.70%        1,407          0.70%

David Sampson                        1,557         .78%        1,557          0.70%

Randy Sines                          1,408        0.70%        1,408         15.21%

Richard Huson                       52,721       26.36%       52,721         26.36%

Richard Jaslow                      50,336       25.17%       50,336         25.17%

Jay Willoughby                      19,295        9.67%       19,295          9.67%

David Goldsmith                     19,295        9.67%       19,295          9.67%

All Officers and  Directors
As a Group (6)                      87,835       43.92%       87,835         43.92%

<F1> The A Warrants are held by VIP's Industries, Inc., an entity controlled by Mr. Smith.
<F2>  Randy Sines and Steve Forte are General Partners of  Sines-
  Forte partnership and would be deemed to be beneficial owners of the 2,933 Class A Warrants shown above.
<F3>  Steve Forte is married to Cheryl Forte and would be  deemed to be a beneficial owner of the 1,407 Class A Warrants shown above.

There are currently 200,000 B Warrants outstanding. The following tabulates holdings of B Warrants of the Company by each person who, subject to the above, at the date of this Prospectus, holds of record or is known by Management to own beneficially more than 5.0% of the B Warrants and, in addition, by all directors and officers of the Company individually and as a group.



                             Total Number of    % Owned       Amount        % Owned
                                B Warrants     Prior to        Owned         After
            Name                  Owned        Offering   After Offering   Offering
Bob Smith                             0             0%             0            0%

Jamie McKee                           0             0%             0            0%

Steven Blad                           0             0%             0            0%

Sines/Forte Partnership<F1>      63,492         31.75%        63,492        31.75%

Cheryl Forte<F2>                 30,421         15.21%        30,421        15.21%

David Sampson                     1,557           .78%         1,557          .78%

Randy Sines                      30,421         15.21%        30,421        15.21%

Richard Huson                    51,586         25.79%        51,586        25.79%

All Officers and  Directors      53,143         26.57%        53,143        26.57%
As a Group (6)

<F1>   Randy Sines and Steve Forte are General Partners of Sines-
  Forte Partnership and would be deemed to be beneficial owners of the 63,492 Class B Warrants shown above.

<F2>  Steve Forte is married to Cheryl Forte and would be deemed to be a beneficial owner of the 30,421 Class B Warrants shown above.

There are currently 250,000 C Warrants outstanding. The following tabulates holdings of C Warrants of the Company by each person who, subject to the above, at the date of this Prospectus, holds of record or is known by Management to own beneficially more than 5.0% of the C Warrants and, in addition, by all directors and officers of the Company individually and as a group.


                               Total Number of    % Owned         Amount         % Owned
                                 C Warrants      Prior to          Owned          After
            Name                    Owned        Offering     After Offering     Offering
Bob Smith                                0            0%               0              0%

Jamie McKee                              0            0%               0              0%

Steven Blad                              0            0%               0              0%

Sines/Forte Partnership <F1>        79,365        31.75%          79,365          31.75%

Cheryl Forte<F2>                    38,026        15.21%          38,026          15.21%

David Sampson                        1,947          .78%           1,947            .78%

Randy Sines                         38,026        15.21%          38,026          15.21%

Richard Huson                       64,483        25.79%          64,483          25.79%

All Officers and Directors          66,430        26.57%          66,430          26.57%
As a Group(6)

<F1>  Randy Sines and Steve Forte are General Partners of Sines-
  Forte Partnership and would be deemed to be beneficial owners of the 79,365 Class C Warrants shown above.
<F2>  Steve Forte is married to Cheryl Forte and would be deemed to be a beneficial owner of the 38,026 Class C Warrants shown above.

Lockup Agreement. Pursuant to a written agreement in March 1998, the principal shareholders and officers and directors (Tom Pickell, Jay L. King, Steven Blad, David Sampson, Norman G. Kelln, Steve and Cheryl Forte and Richard Huson) who received Warrants agreed as follows:


The principal shareholders, officers and directors agreed not to sell the Warrants during the offering period. The offering period consists of both the primary offering by the Company and the secondary offering by the Selling Security Holders. After the offering period, in the event the shareholder exercises any warrants, the stock issued to the shareholder pursuant to the exercise shall be locked in and restricted from trading for a period of one year. A notice is to be placed on the face of each stock certificate covered by the terms of the Agreement stating that the transfer of the stock evidenced by the certificate is restricted until twelve (12) months from the date of issuance. The shareholder also agrees not to sell or otherwise transfer their interest in the warrants except to an underwriter or other market makers in the stock once a market is established. The shareholder further agrees that the total value in cash, or other consideration, paid by the buyer to the seller shall not exceed $.01 per warrant. The terms of the agreement are not waivable in whole or in part by any of the parties.


The Company hereby undertakes to file a post effective amendment to identify any such underwriter or other market maker at the time the selling shareholder agrees to transfer their interest and such underwriter or market maker shall deliver a market making prospectus.

There are currently outstanding options to purchase 565,000 Common Shares of the Company (not including an additional 100,000 shares issuable under the Blad Agreement). The following tabulates holdings of options of the Company by each person who, subject to the above, at the date of this Prospectus, holds of record or is known by Management to own beneficially more than 5.0% of the options and, in addition, by all directors and officers of the Company individually and as a group.



                                 Total Number of     % Owned       Amount        % Owned
                                  Options Owned      Prior to       Owned         After
             Name               Prior to Offering    Offering  After Offering    Offering
Bob Smith                                  0              0%            0             0%

Jay L. King                           75,000          12.65%       75,000         12.65%

Steven Blad <F2>                     100,000          16.86%      100,000         16.86%

Sine/Forte Partnership<F1>            40,000           6.75%       40,000          6.75%

Jamie McKee                                0              0%            0             0%

Richard Huson                              0              0%            0             0%

Norman Kelln                         125,000          21.08%      125,000         21.08%

David Sampson                         95,000          16.02%       95,000         16.02%

Donald Peterson                      100,000          16.86%      100,000         16.86%

All Officers and Directors As
a Group (6)                          270,000          47.49%      270,000         47.49%

<F1> Randy Sines and Steve Forte are General Partners of Sines-
Forte Partnership and would be deemed to be beneficial owners of the 40,000 options shown above.
<F2> Does not include an additional 100,000 options issuable to
Mr. Blad under the Blad Agreement.

------------------------------------------------------------------
                SHARES ELIGIBLE FOR FUTURE SALE
------------------------------------------------------------------


As of May 11, 1998, the Company had 6,255,944 shares of Common Stock outstanding. Other securities that may be issued, in the future, in private transactions pursuant to an exemption from the Securities Act are "restricted securities" and may be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person who has held restricted securities for a period of one year may sell every three months in a brokerage transaction or with a market  maker  an  amount  equal to the  greater  of  1%  of  the
Company's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited. Non-affiliates may each sell without limitation shares held for three years. The Company will make application for the listing of its Shares in the over-the-counter market. Sales under Rule 144 may, in the future, depress the price of the Company's Shares in the over-the-counter market, should a market develop. Prior to this offering, there has been no public market for the Common Stock of the Company. The effect, if any, of a public trading market or the availability of shares for sale at prevailing market prices cannot be predicted. Nevertheless, sales of substantial amounts of shares in the public market could adversely effect prevailing market prices.

-----------------------------------------------------------------
       MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
                       STOCKHOLDER MATTERS
-----------------------------------------------------------------

Prior  to  this  Offering,  there has  been  no  market  for  the
Company's common stock. Upon successful completion of this offering, the Company intends to apply to have its common stock traded in the over-the-counter market and listed on the OTC Bulletin Board.


Holders.    The  approximate number of holders of record  of  the
Company's .0010 par value common stock, as of May 11, 1998 was approximately 110.


Dividends.   Holders of the Company's common stock are entitled
to receive such dividends as may be declared by its Board of Directors.

Broker-Dealer Sales of Company Securities. The Company intends to list its Common Shares, at least initially, on the OTC
Bulletin Board and on NASDAQ Small Cap Market upon meeting the requirements for a NASDAQ listing, if ever. Upon completion of this offering, the Company will not meet the requirements for a NASDAQ Small Cap Market listing. As of February 23, 1998, the requirements for a NASDAQ listing are net tangible assets of $4,00,000 or market capitalization of $50,000,000 or net income (in latest fiscal year or 2 of last 3 fiscal years) of $750,000, a public float of 1,000,000 Common Shares, a market value of the public float of $55,000,000, a minimum bid price of $4.00 per share, three market makers, 300 round lot shareholders, an operating history of one year or a market capitalization of $50,000,000 and compliance with corporate governance. The OTC Bulletin Board has no quantitative written standards and is not connected with the NASD. Until the Company obtains a listing on the NASDAQ Small Cap Market, if ever, the Company's securities may be covered by a Rule 15g-9 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement. A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system; (iii) that has a price of five dollars or more or
(iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this Offering to sell their shares in the secondary market. See "MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS - Broker-Dealer Sales of Company's Securities."

-----------------------------------------------------------------
                      TERMS OF OFFERING
-----------------------------------------------------------------


Plan of Distribution. The 1,500,000 Common Shares are being offered for sale by the Company on a best efforts basis. Travis Morgan Securities, Inc. (the "Placement Agent") has been retained to act as the exclusive agent for the Company in connection with the arrangement of such offers and sales on a best efforts basis. The Placement Agent is not obligated to and does not intend to itself take (or purchase) any of the Common Shares. It is anticipated that the Placement Agent will obtain indications of interest from potential investors for the amount of this Offering and that the Placement Agent will sell Common Shares accordingly. The Company has agreed to (i) to provide the Placement Agent an expense allowance for certain expenses up to $15,000; (ii) to provide  the  Placement  Agent a 10% discount  on  Common  Shares placed by the Placement Agent; and (iii) to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act. No investor funds will be accepted prior to the effectiveness of this registration statement. All investor funds will be placed promptly, and following receipt, in an escrow account with Bank West of Nevada. The offering will not continue after the closing date.



The Company reserves the right to withdraw, cancel or reject an offer in whole or in part. There are no plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of the Company's securities.



The Company, through its Placement Agent, will undertake a best efforts offering at the same time as the selling shareholders will be selling their registered shares. Officers and directors of the Company are participating as selling shareholders. Current and certain former officers and directors have entered into written agreements not to sell their Common Shares until the Company's offer is fully subscribed. The Company is not selling any Common Shares on behalf of Selling Shareholders and has no control or affect on the 1,605,530 Common Shares of these Selling Shareholders which are not subject to any lock-up agreement. The offering of securities by these Selling Shareholders will occur regardless of the outcome of the primary offering by the Company.


Other than the written agreements with the current officers and directors, the Company has not taken any measures to delay the offering by Selling Shareholders until after the completion of the primary offering by the Company. The demand for the Company's Common Stock may be decreased due to the large number of Common Shares being sold in the secondary offering by the Selling Shareholders. Due to the fact that the secondary offering will be conducted contemporaneously with a primary offering by the Company, the market price of the Company's common stock (upon commencement of trading) may be less than the offering price of $2.50. Conflicts of interests may arise due to the fact that the primary offering of the Company and the secondary offering of the Selling Shareholders will be conducted contemporaneously. The Company shall concentrate its sales efforts in the period immediately after the effective date of the offering until the Company's Common Stock is listed on the OTC Bulletin Board. Additionally, the Company may pursue alternate financing to avoid said conflict of interests once trading of its Common Stock commences.

The Selling Shareholders may sell the Common Shares offered hereby in one or more transactions which may include "block" transactions in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchaser(s) of the Common Shares for whom they my act as agent or to whom they may sell as principals, or both. The Selling Shareholders and any agents, dealers or underwriters that act in connection with the sale of the Common Shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the Common Shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.


Lockup  Agreement.    Pursuant to a written  agreement  in  March
1998,  the certain shareholders (Tom Pickell, Jay L. King, Steven
Blad, David Sampson, Norman G. Kelln, Steve and Cheryl Forte  and
Richard Huson) who received Warrants agreed as follows:



These shareholders agreed not to sell the Warrants during the offering period. The offering period consists of both the primary offering by the Company and the secondary offering by the Selling Security Holders. After the offering period, in the event the shareholder exercises any warrants, the stock issued to the shareholder pursuant to the exercise shall be locked in and restricted from trading for a period of one year. A notice is to be placed on the face of each stock certificate covered by the terms of the Agreement stating that the transfer of the stock evidenced by the certificate is restricted until twelve (12) months from the date of issuance. The shareholder also agrees not to sell or otherwise transfer their interest in the warrants except to an underwriter or other market makers in the stock once a market is established. The shareholder further agrees that the total value in cash, or other consideration, paid by the buyer to the seller shall not exceed $.01 per warrant. The terms of the agreement are not waivable in whole or in part by any of the parties.


The Company hereby undertakes to file a post effective amendment to identify any such underwriter or other market maker at the time the selling shareholder agrees to transfer their interest and such underwriter or market maker shall deliver a market making prospectus.

There   are   not   any  current  or  future  plans,   proposals,
arrangements or understandings by any Selling Shareholders to distribute their registered shares of Common Stock of the Company to their respective outstanding shareholders or partners.

The Company does not have any agreements with any underwriters. The Company met with several potential underwriters to determine any level of interest in the Company's offering. Based on these discussions and questions by the underwriters, the Company contacted the Selling Shareholders and ascertained the following:

     i. there are not any current or future plans, proposals, arrangements or understandings by any Selling shareholders to distribute their registered shares of Common Stock of the Company to their respective outstanding shareholders or partners.

     ii. there are not any plans, arrangements or understandings by any Selling Shareholders to sell their registered shares of Common Stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

     iii. there are not any plans, arrangements or understandings by any Selling Shareholders to sell their registered shares of Common Stock to any party affiliated with the offering.

     iv. there are not any plans, arrangements or understandings by any Selling Shareholders to sell their registered shares of Common Stock to any person or entity related to the expenses of the offering.

To  the  extent  there  is any change in the  intentions  of  the
Selling Shareholders regarding any of the above, the Company hereby undertakes to file a post effective amendment regarding such change in the plan of distribution of the Selling Shareholders.

There   are   not   any  current  or  future  plans,   proposals,
arrangements or understandings by any Selling Shareholders to distribute their registered shares of Common Stock of the Company to their respective outstanding shareholders or partners.

There are not any plans, arrangements or understandings by any Selling Shareholders to sell their registered shares of Common
Stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

The Company will receive no portion of the proceeds from the sale of the Common Shares by the selling shareholder and will bear all of the costs relating to the registration of this Offering (other than any fees and expenses of counsel for the Selling Shareholders). Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the Common Shares will be borne by the Selling Shareholders.

Determination of Offering Price.   The offering price  and  other
terms of the Common Shares were arbitrarily determined by the Company after considering the total offering amount needed and the possible dilution to existing and new shareholders.


Offering  Procedure.   This Offering will terminate on or  before
September  30,  1998.   In  the Company's  sole  discretion,  the
offering of Common Shares may be extended for up to three Thirty day periods, but in no event later than December 31, 1998.


Subscription Procedure. The full amount of each subscription will be required to be paid with a check payable to the Company in the amount of the subscription. Such payments are to be remitted directly to the Company by the purchaser or by the soliciting broker/dealer before 12:00 noon, on the following business day, together with a list showing the names and addresses of the person subscribing for the offered Common Shares or copies of subscribers confirmations.

-----------------------------------------------------------------
                    DESCRIPTION OF SECURITIES
-----------------------------------------------------------------

Qualification. The following statements constitute brief summaries of the Company's Certificate of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws.

The Company's articles of incorporation authorize it to issue up to 20,000,000 Common Shares. Shares of common stock purchased in this offering will be fully paid and non-assessable. There are no provisions in the Company's articles of incorporation or by-laws that would delay, defer or prevent a change-in-control of the Company.

Pursuant to Section 23B.19.040 of the Revised Code of Washington, a target corporation shall not engage in any significant business transaction for a period of five years following the acquiring person's share acquisition time unless the significant business transaction or the purchase of shares made by the acquiring person is approved prior to the acquiring person's share acquisition time by a majority of the members of the board of directors of the target corporation. Additionally, Section 23B.11.030 of the Revised Code of Washington requires that shareholder approval be obtained to approve any plan of merger or share exchange. These provisions could delay, defer or prevent a change-in-control of the Company.


Common  Stock.   As of May 11, 1998, there were 6,255,944  Common
Shares outstanding. As a result, up to 7,679,944 Common Shares will be outstanding upon completion of this Offering. This does not include 75,000 Common Shares reserved for issuance pursuant to loan conversion options, 565,000 shares (not including an additional 100,000 shares to be reserved pursuant to the Blad Agreement) reserved for issuance to key employees and others pursuant to outstanding options and commitments.


Holders of Common Shares of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes. There are no cumulative voting rights. Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering. All outstanding Common Shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefor. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company's need for working capital and its financial conditions at the time.

Warrants. In July, 1996, the Board of Directors authorized the distribution of 200,000 A Warrants each exercisable into one Common Share of the Company at the exercise price of $3.75 per Common Share, 200,000 B Warrants each exercisable into one Common Share of the Company at the exercise price of $4.00 per Common
Share  and  250,000 C Warrants each exercisable into  one  Common
Share of the Company at the exercise price of $6.00 per Common Share. The A, B and C Warrants are exercisable for a period of four years from July, 1996 and are callable with 30 days notice at a price of $.001 per warrant. The Warrants have the same expiration period, which the Board of Directors arbitrarily determined was sufficient in length to allow for the growth of the Company such that the Warrants could be deemed attractive to current Warrant holders for exercise. These distributions were be made to the owners of record of Common Shares on the books of the Company as of July 22, 1996.

In June 1997, the Company authorized the issuance of 200,000 Class D Warrants. The D Warrants are exercisable into one common share at the purchase price of $1.50. The D Warrants shall be exercisable for a period of two years from January 31, 1997 and shall be redeemable by the Company at $.001 per D Warrant upon thirty days notice. To date, all of the Class D Warrants have been exercised.


In April 1998, certain holders of the A Warrants transferred and assigned a portion of their A Warrants to Richard S. Huson, VIP's Industries, Inc. (an entity controlled by Bob Smith, a director of the Company), David Goldsmith, Jay Willoughby, and Richard Jaslow as a means of securing convertible debt financing for the Company. The convertible debt financing matures in January 1999 and may be converted at a rate of $2.125 per Common Share.


The  Company is registering the stock underlying its A, B  and  C
Warrants on behalf of its selling security holders.


Transfer  Agent.   The  Company has  retained  Continental  Stock
Transfer and Trust Company as transfer agent for the Company's securities.

-----------------------------------------------------------------
                        LEGAL MATTERS
-----------------------------------------------------------------

The due issuance of the Common Shares offered hereby will be opined upon for the Company by J. M. Walker, Attorney-At-Law, in which opinion Counsel will rely on the validity of the Certificate and Articles of Incorporation issued by the State of Washington, as amended and the representations by the management of the Company that appropriate action under Washington law has been taken by the Company.

-----------------------------------------------------------------
                      LEGAL PROCEEDINGS
-----------------------------------------------------------------


On April 24, 1998, a complaint was filed in District Court, Clark County, Nevada on behalf of the Company against Western Electronics, Inc. ("Western") and its Chief Executive Officer, John Wasden (the "Nevada District Court Action"). The Complaint alleges causes of action for breach of contract, declaratory relief, unjust enrichment, interference with contractual relations, conversion and fraud--intentional misrepresentation, all stemming from purchase orders between the Company and Western for the Shuffler. Through this litigation, the Company seeks to recover component parts purchased for the assembly of the Shuffler or in the alternative to recover the monies expended for their purchase as well as other money damages. Defendants have filed their answer and have made a motion to remove the Nevada District Court Action to federal court. An action against Western for claim and delivery of component parts for Fantasy 21 is also pending before the court in Boise, Idaho. Through the posting of a bond, the Company has recovered certain materials located in Boise, Idaho.



Steven L. Forte, a former employee and director of the Company, was convicted of a gambling-related third degree felony in New Jersey in 1990, and in 1982 pled guilty to a misdemeanor trespass charge arising from a gambling related charge emanating from
Harrah's Casino in Reno,  Nevada.   Such convictions could affect
the Company's ability to obtain approval for the licensing of the Company, if required, in any number of prospective jurisdictions. As a means of addressing the potential effect of such convictions, the Company and Mr. Forte have agreed to enter into the Forte Transaction subject to the approval of the Nevada State Gaming
Control  Board.   See  "CERTAIN  TRANSACTIONS  -  Related   Party
Transactions."


-----------------------------------------------------------------
                           EXPERTS
-----------------------------------------------------------------


The audited financial statements included in this Prospectus have been so included in reliance on the report of James E. Scheifley & Associates, P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.


-----------------------------------------------------------------
             INTERESTS OF NAMED EXPERTS AND COUNSEL
-----------------------------------------------------------------

None of the experts or counsel named in the Prospectus are affiliated with the Company.

-----------------------------------------------------------------
                    INDEPENDENT AUDITOR'S REPORT
-----------------------------------------------------------------

Board of Directors and Stockholders
Casinovations Incorporated
(A Development Stage Company)

We have audited the balance sheet of Casinovations Incorporated as of December 31, 1997, and the related statements of income, changes in stockholders' equity, and cash flows for each of the two years in the period then ended and for the period from inception (April 29, 1994) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Casinovations Incorporated as of December 31, 1997, and the results of its operations and cash flows for each of the two years in the period then ended and for the period from inception (April 29, 1994) to December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations, maintains a stockholders'
deficit and has made significant commitments, which raise substantial doubts about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                         James E. Scheifley & Associates, P.C.
                         Certified Public Accountants

Englewood, Colorado
February 5, 1998

                   Casinovations Incorporated
                  (A Development Stage Company)
                          Balance Sheet

                                                         March 31, 1998     December 31, 1997
                                                          (Unaudited)
                                                        ----------------   -------------------
                             ASSETS
Current assets:
Cash                                                     $       1,703        $    119,389
Accounts receivable, trade                                          75                  75
Accounts receivable - employees                                 43,485              18,085
Inventories                                                    229,249             129,695
Inventories subject to capital leases                                               52,598
Prepaid expenses                                                36,625              40,000
                                                         --------------       -------------
Total current assets                                           311,137             359,842

Property and equipment subject to capital lease
at cost, net of accumulated depreciation of $22,749            280,830             279,861
Leasehold improvements, at cost net of
accumulated amortization of $2,383                                   -               4,966

Intangible assets, at cost, net of
accumulated amortization of $18,095                            156,943             158,167
Deposits                                                        48,431              47,719
                                                         --------------       -------------
                                                         $     797,341        $    850,555
                                                         ==============       =============

              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Note payable - bank                                      $     197,500        $    197,500
Notes payable - other                                          425,000              75,000
Current portion of leases payable                              149,616             153,851
Accounts payable                                               396,068             406,944
Accounts payable - related party                                                    35,367
Accrued wages                                                   23,313              37,563
Accrued interest                                                44,418              26,315
Customer deposits                                               17,309              17,309
Shareholder loans                                              703,772             441,017
                                                         --------------       -------------
Total current liabilities                                    1,956,996           1,390,866

Convertible debentures                                               -             100,000
Leases payable - non-current                                   261,084             293,249

Stockholders' equity:
Common stock, $.001 par value,
20,000,000 shares authorized,
6,179,638 shares issued and outstanding                          6,180               6,180
Additional paid-in capital                                   3,970,070           3,970,070
Unpaid subscriptions to common stock                           (33,500)            (66,500)
Accumulated deficit                                         (5,363,489)         (4,843,310)
                                                         --------------       -------------
                                                            (1,420,739)           (933,560)
                                                         --------------       -------------
                                                         $     797,341        $    850,555
                                                         ==============       =============


             See accompanying notes to financial statements.


                   Casinovations Incorporated
                  (A Development Stage Company)
                    Statements of Operations
           Three Months Ended March 31, 1998 and 1997
             Years Ended December 31, 1997 and 1996
   and Period From Inception (April 29, 1994) to March 31, 1998

                                                                                                         Period from
                                                                                                          Inception
                                                                                                         (April 29,
                                             Three Months Ended                                             1994)
                                          --------------------------                                         To
                                           March 31,      March 31,     December 31,    December 31,      March 31,
                                             1998           1997            1997            1996            1998
                                          -----------    -----------    ------------    ------------    ------------
                                          (unaudited)    (unaudited)                                     (unaudited)
Sales                                     $      345     $      632     $     2,226     $     2,450      $     5,306
Interest Income                                    3          6,174           8,290               -           10,086
Other Income                                       -              -           3,000           1,803            3,010

                                          -----------    -----------    ------------    ------------     ------------
                                                 348          6,806          13,516           4,253           18,402
Other Costs & Expenses
 General and administrative                  355,787        321,027       1,826,250         977,827        3,397,867
 General and administrative -
  related parties                                  -              -               -          52,313           76,768
 Research and Development                    102,333         46,606         464,304         244,117        1,273,593
                                          -----------    -----------    ------------    ------------     ------------
                                             458,120        367,633       2,290,554       1,274,257        4,748,228

(Loss) from operations                      (457,772)      (360,827)     (2,277,038)     (1,270,004)      (4,729,866)

 Interest expense                             37,528          2,812          34,515          14,780           86,823
 Interest expense - related  parties          24,880         19,179         294,518         399,943          699,227
                                          -----------    -----------    ------------    ------------     ------------
                                              62,408         21,991         329,033         414,723          786,050

(Loss) before income taxes                  (520,180)      (382,818)     (2,606,071)     (1,684,727)      (5,515,876)
Provision for income taxes                         -              -               -               -                -
                                          -----------    -----------    ------------    ------------     ------------
Net (loss)                                $ (520,180)    $ (382,818)    $(2,606,071)    $(1,684,727)     $(5,515,876)
                                          ===========    ===========    ============    ============     ============

Basic (loss) per share                    $    (0.08)    $    (0.07)    $      (.47)    $     (0.41)     $     (1.27)
                                          ===========    ===========    ============    ============     ============
Weighted average shares
   outstanding                             6,179,638      5,305,218       5,603,588       4,133,909        4,328,973
                                          ===========    ===========    ============    ============     ============

        See accompanying notes to financial statements.


                   Casinovations Incorporated
                  (A Development Stage Company)
          Statement of Changes in Stockholders' Equity
For the Period From Inception (April 29, 1994) to December 31, 1997
                      and to March 31, 1998
                                                                                                           Deficit
                                                                                                       Accumulated
                                                                         Additional         Unpaid          During
                                                 Common        Stock        Paid-in          Stock        Develop-
              ACTIVITY                           Shares       Amount        Capital  Subscriptions      ment Stage         Total
Capital  contributed by partners                      -            -     $  101,845    $         -    $         -    $   101,845

Net (loss) for the period                             -            -              -              -        (96,141)       (96,141)
                                              -----------------------------------------------------------------------------------
      Balance, December 31, 1994                      -            -     $  101,845                       (96,141)         5,704

Issue shares to founders (September 1995)     3,775,000        3,775        297,330                                      301,105

Issuance of stock in private sales:
    October 1995 at $1.00                       130,000          130        129,870                                      130,000
      (less cost of offering)                                                (7,206)                                      (7,206)

Net (loss) for the year                               -            -              -                      (608,757)      (608,757)
Reclassification of partnership losses                                     (152,386)             -        152,386              -
                                              -----------------------------------------------------------------------------------
      Balance, December 31, 1995              3,905,000        3,905        369,453              -       (552,512)      (179,154)

Issuance of stock for cash in private sales:
    March 1996 at $1.50                          20,000           20         29,980                                       30,000
    April 1996 at $1.50                          10,000           10         14,990                                       15,000
    July 1996 at $1.50                           10,000           10         14,990                                       15,000
    October 1996 at $1.50                        86,000           86        128,914                                      129,000
    November 1996 at $1.50                      302,400          302        453,298                                      453,600
    December 1996 at $1.50                       63,110           63         94,602                                       94,665

Issuance of stock for services:
    June 1996 at $1.50                           30,000           30         44,970                                       45,000
    October 1996 at $1.50                        35,000           35         52,465                                       52,500
    December 1996 at $1.50                      175,000          175        262,325                                      262,000

Issuance of stock to related party
    for debt conversion                         327,000          327        490,173                                      490,500

Option granted to related party for
    debt conversion                                                         232,500                                      232,500

Net (loss) for the year                               -            -              -              -     (1,684,727)    (1,684,727)
                                              -----------------------------------------------------------------------------------
      Balance, December 31, 1996              4,963,510        4,964      2,188,659              -     (2,237,239)       (43,616)

Issuance of stock for cash in private sales:
    January 1997 at $1.50                       236,667          237        354,764                                      355,001
    May 1997 at $1.50                           120,339          120        180,388                                      180,509
    June 1997 at $1.50                           43,000           43         64,457                                       64,500
    July 1997 at $1.50                           77,000           77        115,423                                      115,500
    (plus compensation effect of shares
      issued at a discount)                                                  77,000                                       77,000

Exercise of common stock warrants
for cash:
    September 1997 at $1.50                     100,000          100        149,900                                      150,000
    October 1997 at $1.50                       100,000          100        149,900                                      150,000
    (plus compensation effect of shares
      issued at a discount)                                                 100,000                                      100,000

Issuance of stock for future services:
    February 1997 at $1.50                      135,000          135        202,365       (187,500)                       15,000
    June 1997 at $1.50                           20,000           20         29,980        (30,000)                            -
    Amortization of unpaid stock
      Subscriptions                                                                        136,000                       136,000

Issuance of stock to related party for
Debt conversion:
    March 1997 at $1.50                          45,122           45         67,638                                       67,683
    December 31, 1997 at $.82                   339,000          339        277,891                                      278,230
     (plus additional interest effect of
      Shares issued at a discount)                                           11,705                                       11,705

Common stock subscribed for services
  In May 1997 at $1.50                                                                      15,000                        15,000

Net (loss) for the year                               -            -              -              -     (2,606,071)    (2,606,071)
                                              -----------------------------------------------------------------------------------
      Balance, December 31, 1997              6,179,638       $6,180     $3,970,070    $   (66,500)   $(4,843,310)   $  (933,560)

Net (loss) for three months
  ended March 31, 1998                                -            -              -              -       (520,180)      (520,180)

      Balance, March 31, 1998                 6,179,638       $6,180     $3,970,070    $   (66,500)   $(5,363,489)   $(1,420,739)
                                              ==========      =======    ===========   ============   ============   ============


         See accompanying notes to financial statements.

                   Casinovations Incorporated
                  (A Development Stage Company)
                    Statements of Cash Flows
           Three Months Ended March 31, 1998 and 1997
             Years Ended December 31, 1997 and 1996
     Period From Inception (April 29, 1994) to March 31, 1998

                                                                                                               Period from
                                                                                                                Inception
                                                                                                               (April 29,
                                                  Three Months Ended                                              1994)
                                             ----------------------------                                          To
                                              March 31,        March 31,      December 31,     December 31,     March 31,
                                                1998             1997             1997             1996           1998
                                             -----------      -----------     ------------     ------------   ------------
                                             (unaudited)      (unaudited)                                      (unaudited)
Net (loss)                                  $    (520,180)   $  (382,818)    $ (2,606,071)     $(1,684,727)   $ (5,515,876)
Adjustments to reconcile net (loss)
 to net cash used in operating activities:
Depreciation and amortization                      16,965          4,396           40,262            2,553          61,454
Stock and options used for services                33,000         82,122          136,000          700,500         944,500
Compensation value of cash stock sales                  -              -          177,000                -         177,000
Stock and options issued for
 additional interest                                    -              -          117,332                -         117,332
Equipment exchanged for services                        -              -                -            2,903           2,903
Amortization of deferred interest                       -              -          186,000           46,500         232,500
Changes in assets and liabilities:
(Increase) decrease in accounts receivable        (25,400)       (31,539)         (15,327)          (2,833)        (43,560)
(Increase) decrease in inventory                  (46,956)             -         (181,437)               -        (229,249)
(Increase) decrease in prepaid expenses             3,375        (12,441)         (39,276)            (300)        (36,625)
(Increase) decrease in other assets                  (712)         5,338          (41,600)          (6,119)        (48,431)
Increase (decrease) in accounts payable           (46,243)       (81,963)         335,459          (73,330)        396,068
Increase (decrease) in accrued expenses             3,854        (38,443)         (57,809)         127,596          88,041
                                            --------------   ------------    -------------     ------------   -------------
  Total adjustments                               (62,117)       (72,530)         656,604          797,470       1,661,933
                                            --------------   ------------    -------------     ------------   -------------
Net cash (used in) operating activities     $    (582,297)   $  (455,348)    $ (1,949,467)     $  (887,257)   $ (3,853,943)
                                            --------------   ------------    -------------     ------------   -------------
Cash flows from investing activities:
Acquisitions of plant and equipment                (8,376)        (5,409)        (296,156)         (12,969)       (323,779)
Increase in patents and trademarks                 (3,368)       (12,230)         (29,110)         (65,781)       (178,351)
                                            --------------   ------------    -------------     ------------   -------------
Net cash (used in) investing activities           (11,744)       (17,639)        (325,266)         (78,750)       (502,130)
                                            --------------   ------------    -------------     ------------   -------------
Cash flows from financing activities
Common stock sold for cash                              -        355,001        1,015,510          887,265       1,950,569
Capital contributions by partners                       -              -                -                -         402,950
Proceeds from long-term debt                      250,000              -          547,100                -         869,100
Proceeds of shareholder loans                     290,000              -          120,000          630,168       1,060,168
Repayment of shareholder loans                    (27,245)       (60,722)         (38,866)               -         (86,111)
Repayment of leases payable                       (36,400)             -                                 -         (36,400)
Proceeds from notes payable                             -              -          197,500                -         197,500
                                            --------------   ------------    -------------     ------------   -------------
Net cash provided by financing activities         476,355        294,279        1,841,244        1,517,433       4,357,776
                                            --------------   ------------    -------------     ------------   -------------
Increase (decrease) in cash                      (117,686)      (178,708)        (433,489)         551,426           1,703
Cash and cash equivalents,
Beginning of period                         $     119,389    $   552,878     $    552,878      $     1,452               -
                                            --------------   ------------    -------------     ------------   -------------
Cash and cash equivalents,
End of period                               $       1,703    $   374,170     $    119,389      $   552,878    $      1,703
                                            ==============   ============    =============     ============   =============

           See accompanying notes to financial statements.


                   Casinovations Incorporated

Notes to Financial Statements
December 31, 1997 and 1996

Note 1. ORGANIZATION

The Company was incorporated on September 20, 1995, in the State of Washington. The Company is in the business of developing and distributing products related to the gaming industry. The Company has not recorded significant revenues to date and is considered to be in its development stage. The Company's principal products are an electronic card shuffling device, a table game similar to the card game "blackjack", and playing cards designed to assist the dealer in the game of "blackjack". The Company also has secured a license agreement to develop and market an electronically identified coin collection box for use with coin operated gaming devices. The Company is a continuation of a partnership known as Sharps International, (Sharps) which was formed in April 1994 and whose principal business activity was the development of an electronic card shuffler. Pursuant to a funding agreement dated January 15, 1996, the partners of Sharps received shares of the Company's common stock on a pro rata basis in exchange for their partnership interests. The assets and liabilities of Sharps have been carried forward at
their  historical  basis.   Additional  shares  were  issued   to
partners  of  the  Sines-Forte  general  partnership  (Sines)  in exchange for the assets of Sines. Such assets consisted of certain intellectual property rights for products which the Company plans to exploit. The transaction was accounted for as a reorganization of partnerships into corporate form since the controlling interests of the partnerships are also controlling shareholders of the Corporation. The foregoing financial statements present the operations of the Company and the partnerships from their inception. Values assigned to the acquired intellectual property rights are limited to professional fees paid for patents and trademarks. Sines retains a royalty interest in certain intellectual property transferred as described in Note 9.

SIGNIFICANT ACCOUNTING POLICIES

Estimates
The preparation of the Company's financial statements requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Inventory
Inventory is stated at the lower of cost or market using the first in, first out method. Finished goods include raw materials, direct labor and overhead. Raw materials include purchase and delivery costs. Inventory consists of the following at December 31, 1997

      Raw materials                      $3,725
      Work in progress                 $147,368
      Finished goods                    $31,200
                                       ---------
                                       $182,293

Substantially all of the Company's inventory is produced by an independent manufacturer of electronic devices. Work in progress at is located at facilities owned by the manufacturer.

A portion of the Company's inventory is pledged as collateral for leases as described in Note 5.

Property and equipment
Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in operations for the period. The cost of repairs and maintenance is charged to operations as incurred and significant renewals or betterments are capitalized.

Useful lives for property and equipment are as follows:

        Office equipment            5 years
        Computer software           3 years
        Tooling                     7 years
        Leasehold improvements      2 years

Intangible assets
The Company has applied for patents for certain of its products. Patent and trademark costs aggregating $169,868 are amortized using the straight line method over a period of ten years beginning in 1997. Amortization for the year ended December 31, 1997 amounted to $15,537.

Organization costs aggregating $6,395 are amortized using the straight line method over a period of five years and are stated net of accumulated amortization of $2,558 at December 31, 1997 and amortization expense in each of the two years then ended amounted to $1,279.

The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company for the 1997 and 1996 fiscal years.

Loss per share:
In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 supersedes and simplifies the existing computational guidelines under Accounting Principles Board ("APB") Opinion No. 15, "Earnings Per Share."

The statement is effective for financial statements issued for periods ending after December 15, 1997. Among other changes, SFAS No. 128 eliminates the presentation of primary earnings per share and replaces it with basic earnings per share for which common stock equivalents are not considered in the computation. It also revises the computation of diluted earnings per share. The Company has adopted SFAS No. 128 and there is no material impact to the Company's earnings per share, financial condition, or results of operations. The Company's earnings per share have been restated for all periods presented to be consistent with SFAS No. 128.

The basic loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding for the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

Revenue recognition:
The Company recognizes revenue from the sale of its products upon shipment to the customer. Sales returns and allowances are recorded after returned goods are received and inspected. The Company expects to begin sales of its products in 1998 and plans to provide currently for estimated product returns arising therefrom.

Statement of cash flow information
Cash and cash equivalents consist of cash and other highly liquid debt instruments with a maturity of less than three months. Cash paid for interest expense amounted to $64,260 for the year ended
December 31, 1997.

Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents, accounts and loans receivable, and accounts payable and accruals. The carrying amounts of these financial instruments approximates fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable, trade. During the year the Company maintained cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.

Advertising
Advertising  expenses are charged to expense upon first  showing.
Amounts charged to expense were $17,393 and $733 for the years ended December 31, 1997 and 1996, respectively.

Stock-based Compensation
The Company adopted Statement of Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation
beginning  with  the  Company's  first  quarter  of  1996.   Upon
adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees, and has provided in
Note 7 pro forma disclosures of the effect on net income and earnings per share as if the fair value-based method prescribed by FAS 123 had been applied in measuring compensation expense.

New Accounting Pronouncements
SFAS  No.  130,  "Reporting  Comprehensive  Income",  establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification of financial statements of financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions which would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement.

Note 2. PROPERTY AND EQUIPMENT.

Property and equipment consist of the following at December 31, 1997:


Furniture and fixtures            $31,110
Tooling                          $271,500
Leasehold improvements             $7,349
                                 ---------
                                 $309,959
Accumulated depreciation and
 amortization                     $25,132
                                 ---------
                                 $284,827
                                 =========

Depreciation   expense   charged   to   operations
amounted to $23,446 and $2,553 for the years ended
December 31, 1997 and 1996, respectively

The  Company  owns  tooling used in the  manufacture  of  certain
plastic   components  of  its  shuffler  product.   The   tooling
maintained  by  an  independent  manufacturer  of  such   plastic
components.

Substantially all of the Company's fixed assets secure debt described in Note 5.

Note 3. NOTES PAYABLE

Note payable - bank consists of a $197,450 short term loan from a bank secured during July 1997. The loan bears interest at 7.2% per annum and is due on May 4, 1998. The loan is secured by a certificate of deposit in the amount of $200,000 pledged as collateral by a company to which the Company has issued its common stock in exchange for consulting services. The collateral agreement provides for additional interest costs associated with the loan calculated at 8.5% of the certificate amount accrued ratably over its 200 day term. The agreement also contains a provision for one 200 day extension period and conversion provisions whereby the consultant may elect to receive non-restricted shares of the Company's common stock in lieu of cash repayment of the loan and accrued interest.

The number of conversion shares to be issued in the event of conversion is to be determined at the conversion date, May 4, 1998 unless further extended, based on a quoted market price of the common stock during a five day period prior to the conversion date.

Notes   payable  -  others  consist  of  two  notes  payable   to
individuals  having  face amounts of $50,000  and  $25,000.   The
notes, which were secured during 1995 and are not collateralized, are due on demand and accrue interest at 15% per annum.

Note 4. CONVERTIBLE DEBENTURES

During December 1997 and January 1998, the Company received proceeds from unsecured convertible debentures aggregating $100,000 during December 1997 and $400,000 during January 1998. The debentures bear interest at 6% per annum and are due on or before January 31, 1999. The principal amount of the debentures is convertible at the holder's option into shares of the Company's common stock at a conversion price of $2.98 per share.

Note 5. LEASES PAYABLE

During December 1997 the Company entered into financing type lease transactions with a leasing company whereby the Company sold and leased back from the lessor all of its furniture and equipment, tooling and a total of twenty six of its shuffler machines.

Scheduled maturities of the obligations as of December  31,  1997 are as follows:

                 Year                         Amount
                 1998                       $209,425
                 1999                       $170,097
                 2000                       $170,097
                                          -----------
Minimum future lease payments               $549,619
Less interest component                    ($102,519)
Present value of future net
  minimum lease payments                    $447,100
                                          -----------
    Less current portion                   ($153,851)
                                          -----------
Due after one year                          $293,249


Property recorded under capital leases includes the following as of December 31, 1997:

Office furniture and equipment               $31,110
Tooling                                     $271,500
                                           ----------
                                            $302,610
    Less accumulated amortization           ($22,749)
                                           ----------
Net capitalization leased equipment         $279,861
Shuffler machines, at cost                   $52,598
                                           ----------
Total assets subject to capital leases      $332,459


Note 6. SHAREHOLDER LOANS

During the year ended December 31, 1997 and 1996, certain officers and shareholders made advances to the Company for working capital purposes. The balances payable by the Company aggregated $441,017 December 31, 1997, including accrued interest. No cash repayments were made against the advances, which are due on demand (except as described below). An advance in the amount of $300,000 was made by a principal shareholder of the Company on January 15, 1996. The advance was due on July 15, 1996. The advance was collateralized by partnership shares of Sharps equivalent to 700,000 shares of the Company's common stock controlled by two other officer/shareholders. On October 1, 1996, the principal shareholder exercised his rights against the collateral and as a result, the collection rights to the advance plus accrued interest, which aggregated $320,168 at October 1, 1996, transferred to the other officer/shareholders. The advances accrue interest at between 9.5% and 14.5% per annum. One of the advances in the amount of $250,000 from the Company's major shareholder provides for repayment of the loan by December 31, 1997 or, upon default, at the option of the stockholder, by the issuance of the Company's common stock at a conversion rate of $.82 per share. The difference between this amount and the fair value of the stock at the date of the loan ($1.50) was recorded as deferred interest during 1996 with a corresponding credit to paid-in capital. The deferred interest ($186,000) was amortized as interest expense through December 31, 1997. At December 31, 1997 the shareholder exercised his conversion rights and the

Company has recorded the issuance of 339,000 shares of its restricted common stock for the conversion of the loan plus accrued interest. The conversion of the accrued interest of
$28,230 at $.82 per share has resulted in a provision of additional interest of $11,705 to increase the value of the stock issued to fair market value of $2.50 per share.

Another shareholder made a loan of $60,000 at 9 1/2% interest to the Company in May 1996. The Note terms included conversion rights at $1.00 per share. The shareholder elected to convert a portion of the loan to 45,122 shares of stock in March 1997. The conversion was recorded by the Company at $1.50 per share, the market value at the date of conversion. The remaining portion of the loan was paid off during March, 1997.

Note 7. STOCKHOLDERS' EQUITY

During the periods covered by these financial statements the Company issued securities in reliance upon an exemption from registration with the Securities and Exchange Commission. Although the Company believes that the sales did not involve a public offering and that it did comply with the exemptions from registration, it could be liable for rescission of said sales if such exemption was found not to apply.

The  Company has not received a request for rescission of  shares nor  does  it  believe that it is probable that its  shareholders
would   pursue  rescission  nor  prevail  if  such  action   were
undertaken.

Upon formation of the corporation, (September 29, 1995) the Company issued 2,513,000 shares of its $.001 par value common stock to the partners of Sharps on a pro rata basis in exchange for their respective partnership interests and 1,262,000 shares to the partners of Sines for intellectual property rights as described in Note 1.

During October 1995 the Company sold 130,000 shares of its common stock to a limited group of investors for cash at $1.00 per share.


During July 1996 the Company entered into a one year consulting agreement with an entity whereby the entity would provide to the Company financial consulting services. Pursuant to the agreement the entity agreed to assist the Company in preparing a private placement memorandum to obtain equity financing of a minimum amount of $450,000 and to assist the Company in completing the offering. In exchange for these services the Company agreed to pay $45,000 in cash and to issue 100,000 shares of its $.001 par value common stock valued at $150,000. The Company also granted the consultant an option to purchase 50,000 shares of common stock at $1.50 for a two year period. During February 1997, the Company issued an additional 100,000 shares and granted options to purchase an additional 50,000 shares of common stock at $1.50 to the consultant for a one year extension of the contract. The shares were valued at $150,000. The 100,000 options to purchase common stock were converted to common stock purchase warrants during June, 1997. The Company has not recorded compensation expense with respect to the replacement warrants as the terms and conditions of the warrants, including the expiration date, are identical to those of the original options. The replacement warrants were exercised during October 1997. Additionally, in 1996, the Company issued 75,000 shares of its $.001 par value common stock valued at $112,500 to other unrelated individuals for consulting services provided to the Company. These amounts have been included in general and administrative expenses in 1996 in the accompanying Statement of Operations.

During  July 1996, the Company authorized the issuance of 200,000
each   of  A,  B,  and  250,000  of  C  stock  purchase  warrants exercisable as follows:

    $ 4.00 plus one A warrant for each share of common stock
    $ 6.00 plus one B warrant for each share of common stock
    $ 8.00 plus one C warrant for each share of common stock

The warrants are exercisable for a period of 48 months from the date of issue, and are callable with 30 days notice at a price of $.001 per warrant.

During March 1996 the Company began offering shares of its common stock at $1.50 per share pursuant to a private placement. Through December 31, 1996, the Company issued 491,510 shares of common stock to private investors for net cash proceeds aggregating $737,265.

Additionally during 1996 the Company issued an aggregate of 290,000 shares (including the consulting shares described above) to consultants and others. The shares were valued at fair value of $1.50 per share.

During September, 1996 the Company agreed to issue 327,000 shares of its common stock to its principal shareholder in exchange for conversion of $150,000 of cash advanced to the Company during 1996. The excess of the fair value of the stock at $1.50 per share over the loan amount was charged to interest expense - related parties.

During the period ended December 31, 1997 the Company issued 677,006 shares of its common stock for cash aggregating $1,015,510 ($1,50 per share) in connection with the continuation of its private sale of common stock and the exercise of common stock warrants. One hundred seventy seven thousand of the shares issued in July and October 1997 and were valued at $2.50 per share as the timing of their issuance was considered to be contemporaneous with the Company's decision to offer its common stock to the public at that price. The Company recorded compensation expense of $1.00 per share for these shares. Additionally, the Company issued 155,000 shares of common stock to consultants and others for services valued at $232,500 ($1.50 per share) and issued 45,122 shares for the conversion of debt of $45,122 to related parties pursuant to conversion provisions included in the debt instruments. The difference between the conversion price for the debt ($1.00 per share) and the fair value of the shares issued at the conversion date in April 1997 ($1.50 per share) has been charged to interest expense. The shares issued for services were for consulting and advertising services to be provided to the Company during 1997 and 1998. The unamortized amount of the services amounted to $81,500 at December 31, 1997 and is included in the caption "Unpaid stock subscriptions". This amount is offset by the value of common stock subscribed for in exchange for services during April 1997 ($15,000) for engineering services fully provided to the Company at December 31, 1997.

The Company has an aggregate of 360,000 options to purchase common stock at $1.00 per share (fair market value on the grant date) and 258,000 options to purchase common stock at $1.50 per share (fair market value on the grant date) outstanding at December 31, 1997.

The weighted average fair value at the date of grant for options granted during 1997 and 1996 as described above was $.35 per option in 1997 and $.26 per option in 1996. The fair value of the options at the date of grant was estimated using the Black-Scholes model with assumptions as follows:

                                 1997              1996
Market value                    $1.50         $1.50     -$1.00
Expected life in years           2- 5            2         5
Interest rate                6.56% - 6.25%     5.15%     5.15%
Volatility                        10%           10%       10%
Dividend yield                   0.00%         0.00%     0.00%


Stock based compensation costs would have increased pretax losses by $89,184 ($.02 per share) and $105,209 ($.03 per share)in 1997 and 1996, respectively if the fair value of the options granted during those years had been recognized as compensation expense.

Note 8. INCOME TAXES

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-
current   depending  on  the  periods  in  which  the   temporary
differences are expected to reverse. The deferred tax asset resulting from the operating loss carry forward described below has been fully reserved.

The Company currently has net operating loss carry forwards aggregating approximately $3,425,000 which expire beginning in 2010. The principal difference between the Company's book operating losses and income tax operating losses results from the issuance of common stock during 1996 and 1997 for services and interest and options to purchase common stock at less than fair market value in exchange for debt conversion rights and other services.

Note 9. RELATED PARTY TRANSACTIONS

Certain officers of the Company who were partners of Sines retain a 3% royalty interest in the gross margin earned from the sale of products covered by the intellectual property described in Note
1. Royalty amounts due pursuant to the royalty interest amounted to $150 at December 31, 1997.

Additionally, the Company paid an aggregate of $71,210 in 1997 and $2,479 in 1996 to a company controlled by one of its officers for administrative services provided to the Company. At December 31, 1997, the Company had a balance due to this officer and the company of $35,367. The Company incurred research and development costs aggregating $244,117 during the year ended December 31, 1996 from a company controlled by a member of its board of directors, and had a balance due to this company of $59,784 at December 31, 1996.

During January 1997 the Company entered into a personal service agreement with an officer which provides for aggregate monthly compensation $7,500 per month. The agreement has a term of two years and includes cash and stock option bonus provisions based upon the Company's attainment of certain corporate goals. The Company has accrued $11,250 of compensation due the officer pursuant to the cash bonus provisions, however no grant of stock options has been approved. An option to purchase up to 150,000 shares of common stock at $1.50 per share is provided for in the contract upon approval.

During February 1997, the Company entered into a consulting agreement with an officer which provides for monthly base salary of $12,500 and a commission of 3.73% of the gross margin on sales attributable to the officer.

The agreement has a term of two years and provides for options to purchase up to 300,000 shares of the Company's common stock at $1.50 per share depending upon the achievement of certain corporate goals as approved by the board of directors. No bonus options were approved for the 1997 year however a cash bonus of $6,000 has been accrued at December 31, 1997.

Note 10. COMMITMENTS AND CONTINGENCIES

During 1997, the Company contracted for the production of tooling for certain plastic parts utilized in the manufacture of its shuffler by an independent design and manufacturing company. The Company has made payments of $271,500 for the tooling and has prepaid $40,000 as an advance against an open purchase order with the manufacturer. The purchase order requires the Company to purchase an aggregate of $486,000 of the plastic parts through May 1999.

During October 1997, the Company entered into a license agreement whereby the Company will develop and market an electronically identified coin collection box for use with coin operated gaming devices. The agreement provides for payments to the licensor for use of certain intellectual property associated with the project as follows:

     1998   Fixed payment        $80,000
            Minimum royalties    $50,000
     1999   Minimum royalties   $126,000
     Thereafter                 $150,000

Royalties are to be based on a rate of $7.50 per unit sold that incorporate the licensed technology. The Company made $20,000 of fixed payments to the licensor in 1997 which amount has been charged to research and development expense. The Company has the right to terminate the agreement upon sixty days written notice to the licensor should it determine that the technology may be unpatentable or it is determined by the Company that the licensed products are uneconomical. The Company plans to charge additional fixed payments to research and development expense as they are made.

During October, 1996 (amended March 26, 1997), the Company entered into a lease for office space for a thirty month period ending March 31, 1999 at a monthly rental of $2,694, including maintenance costs. Rent expense was $32,328 and $8,939 for the years ended December 31, 1997 and 1996, respectively.

Future minimum rentals under the lease are as follows:

  1998: $32,328  1999: $8,082

The Company has granted joint exclusive licenses to two entities for marketing rights to one of its products which provide for royalty payments to the Company of $.04 and $.075 per unit sold. Amounts paid pursuant to the licenses have not been material.

The Company's primary business activity since its inception has been the completion of research and development for its electronic shuffling machine. Substantially all of the costs associated with this research and development through December 31, 1996 had been paid to an engineering and design company whose principal shareholder is a member of the Company's board of directors. A prototype shuffling machine was delivered to the Company during 1996. The Company believes that it has fulfilled its contractual obligations to the design company and has retained the services of another company for refinements to the prototype and commencement of manufacture of the device. Manufacture of the device began during September of 1997 with the placement of orders for parts necessary to complete one hundred units and at December 31, 1997 fifteen units had been completed. The Company's ability to complete its development stage and begin product sales is dependent upon the successful manufacture of commercial quantities of its products.


Note 11. BASIS OF PRESENTATION
The accompanying financial statements have been prepared on a "going concern" basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business.


The Company has incurred operating losses during the years ended December 31, 1997 and 1996 aggregating $2,606,071 and $1,684,727, respectively. Additionally, the Company has a stockholders' deficit of $933,560 and negative working capital of $1,031,024 ($590,007 exclusive of shareholder loans) at December 31, 1997.

Profitable operations are dependent upon, among other factors, the Company's ability to obtain equity or debt financing and the Company's ability to finance, produce and sell its shuffler product. Management plans to continue its efforts to complete a public offering of its common stock at $2.50 per share and the Company's principal shareholder has continued to fund the Company's operating cash requirements on an interim basis.

                   Casinovations Incorporated

Notes to Financial Statements
Three months ended March 31, 1998

NOTE 1 - BASIS OF PRESENTATION.

The consolidated balance sheet as of March 31, 1998 and the related consolidated statements of income for the three month periods ended March 31, 1998 and 1997 and consolidated statements of cash flows for the three month periods ended March 31, 1998 and 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions incorporated in Regulation 10-QSB of the Securities and Exchange Commission (the "Commission").
Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.

The results of operations for an interim period are not necessarily indicative of the results for the full year. The consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1997 contained in the Company's Registration Statement on Form SB-2/A as last filed with the Commission on April 13, 1998 (Commission File No. 333-31373).

Certain of the shares issued to a consultant during 1997 were for future services to be provided to the Company. The amounts attributable to unearned services have been accounted for as unpaid subscriptions to common stock in the accompanying balance sheet. The Company has amortized $33,000 of the unearned services to general and administrative expenses during the three months ended March 31, 1998.

During January 1998, the Company received proceeds from convertible debentures aggregating $400,000. The debentures bear interest at 6% per annum and are due on or before January 31, 1999. The principal amount of the debentures is convertible at the holder's option into shares of the Company's common stock at a conversion price of $2.98 per share. Of the gross proceeds received from the convertible debentures, $150,000 was received from the Company's principal stockholder and has been included in shareholder loans in the accompanying balance sheet. Additionally, the principal stockholder made working capital advances to the Company during the quarter ended March 31, 1998 aggregating $140,000. The advances bear interest at 9.5% per annum.

NOTE 2 - STATEMENT REGARDING COMPUTATION OF LOSS PER SHARE.

Fully  diluted  loss per share excludes any dilutive  effects  of
options,  warrants and convertible securities.   Basic  loss  per
share is not presented because the effect would be anti-dilutive.

                             PART II
             INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.  Indemnification of Officers and Directors.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.



The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Washington, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company. In addition, the Company's Articles of Incorporation also provide that the Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the corporation would have the power to indemnify such person.


INDEMNIFICATION  OF OFFICERS OR PERSONS CONTROLLING  THE  COMPANY
FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD
TO  BE  AGAINST  PUBLIC  POLICY BY THE  SECURITIES  AND  EXCHANGE
COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.  Other Expenses of Issuance and Distribution.

Other expenses in connection with this offering which will be paid by Casinovations Incorporated (hereinafter in this Part II referred to as the "Company") are estimated to be substantially as follows:


                                                           Amount
                                                           Payable
   Item                                                  By Company
   S.E.C. Registration Fees                                3,919.53
   State Securities Laws (Blue Sky) Fees and Expenses      3,500.00
   Printing and Engraving Fees                             7,500.00
   Legal Fees                                             15,000.00
   Accounting Fees and Expenses                            8,000.00
   Transfer Agent's Fees                                   1,500.00
   Miscellaneous                                           2,500.00
                                                         -----------
   Total                                                  41,919.53


Item 26.  Recent Sales of Unregistered Securities.

In September, 1995, the Company issued common shares to the partners of Sharps on a pro rata basis in exchange for their respective partnership interests. These issuances were made in reliance on Section 4(2) by Registrant's management to sophisticated investors who had access to information on the Company necessary to make an informed investment decision.


                              Total Number
           Name                of Shares          Date Issued

Stacy Haskins                    15,478              9/1/95
Martin Petri                     15,478              9/1/95
Michael Szeremeta                15,477              9/1/95
Sines-Forte Partnership       1,261,900              9/1/95
Cheryl Forte                    254,610              9/1/95
Richard S. Huson              1,025,285              9/1/95
Leonard A. Hale                  15,478              9/1/95
David A. Krise                   61,910              9/1/95
Norman G. Kelln                 113,628              9/1/95
John F. Curran                   10,193              9/1/95
Randy D. Sines                  254,610              9/1/95
David E. Sampson                 40,955              9/1/95


During October, 1995, the Company issued 130,000 Common Shares for cash consideration of $130,000. These issuances were made in reliance on Section 4(2) by Registrant's management to sophisticated investors who had access to information on the Company necessary to make an informed investment decision.

                 Total Number                          Cash
Name               of Shares       Date Issued    Consideration

Jay Willoughby      50,000          10/6/95          $50,000
David Goldsmith     50,000          10/6/95          $50,000
C. Culver Smith     30,000         10/27/95          $30,000


From March 15, 1995 to January 28, 1997, the Company pursued a private placement at $1.50 per common shares and issued a total of 828,177 Common Shares to the following individuals for aggregate cash consideration of $1,232,265.50. These issuances were made in compliance with Rule 505, Regulation D of the Securities by Registrant's management, consultants and selected broker/dealers. No commissions or other remuneration was paid to anyone. No general solicitation was utilized. All of the investors were accredited investors. The determination of whether an investor was accredited or nonaccredited was based on the responses in the subscription agreement filled out by each investor.


                                        Total Number                    Cash
Name                                      of Shares    Date Issued Consideration

Don Ludwick                                 20,000       3/26/96       $30,000
William Martin                              10,000       4/12/96       $15,000
Adam Chase                                  10,000       7/11/96       $15,000
Adam W. Jaslow                              30,000      10/25/96       $45,000
Jennifer L. Jaslow                         100,000      10/25/96      $150,000
John Horstmann                               6,000      10/25/96        $9,000
Richard S. Jaslow, IRA                     100,000       11/1/97      $150,000
Lori K. Jaslow Trust                        20,000       11/1/96       $30,000
Adam Jaslow Trust                           70,000       11/1/96      $105,000
John Plati                                  20,000      11/12/96       $30,000
Doris Ljubicich                              3,400      11/12/96        $5,100
Joseph Hroncich                              3,000      11/12/96        $4,500
John S. Cole                                 3,000      11/12/96        $4,500
Vito Bavaro                                  3,000      11/12/96        $4,500
Lori K. Jaslow, Trust                       80,000      11/14/96      $120,000
Kevo Plumbing & Heating                     10,000      11/16/96       $20,000
Tami L. Dirienzo                             6,000      11/16/96        $9,000
Peter Jankowski                             10,000      11/16/96       $15,000
Renaldo C. Forcellati                        3,000      11/16/96        $4,500
Frank Stein                                  3,000      11/16/96        $4,500
Joan Carranza                                3,000      11/16/96        $4,500
Joseph Criscione Sr.                         3,000      11/16/96        $4,500
Paul M. Reichenberg                          6,000      11/16/96        $9,000
Kathleen M. Mahaffey                         3,000      11/16/96        $4,500
Balieri Associates                           3,000      11/16/96        $4,500
William S. Dean                              6,000       12/1/96        $9,000
Victor & Lana Woinski                        3,000      12/11/96        $4,500
James J. & Sheila Criscione                  3,000      12/11/96        $4,500
Catherine O'Connell                          3,400      12/11/96        $5,100
Joseph & Ida Dellaroba                       3,000      12/11/96        $4,500
Mark R. Alleman                              3,000      12/11/96        $4,500
William Megnin                               3,400      12/11/96        $5,100
James P. Rose                                3,000      12/11/96        $4,500
Mark Megnin                                  3,000      12/11/96        $4,500
Danial Morgan & Sara Andelina                3,010      12/11/96        $4,515
Richard P. Keshishian                        3,000      12/11/96        $4,500
                                                                                83

Robert Jouas                                 4,000      12/11/96        $6,000
David E. & Margaret Winkelman                3,000      12/11/96        $3,000
Carl & Birte Mainardi                        3,400      12/11/96        $5,100
Mark Megnin & Helen Connor                   3,400      12/11/96        $5,100
Paul S. & Renee Spiegler                     6,500      12/11/96        $9,750
Diana Forcellati                             3,000      12/16/96        $4,500
Richard Napolitano                           3,000      12/11/96        $4,500
Jeremy B. & W. Stern                        10,000        1/6/97       $15,000
Aldo B. Beretta 1993 Family Trust           10,000        1/6/97       $15,000
Dr. David Ade                               10,000        1/6/97       $15,000
Michael Schaeffer                           10,000        1/6/97       $15,000
Joseph & Julie Vaccaro                       7,000        1/6/97       $10,500
George & Selma Spiegler                      3,000        1/6/97        $4,500
Susan Jaslow                                50,000       1/27/97       $75,000
Maria Cunha IRA                              8,500       1/28/97       $12,750
Henry and John Horstmann                     8,000       1/28/97       $12,000
Antonio Tommolillo                           3,000       1/28/97        $4,500
Salvatore LaCognata                          3,000       1/28/97        $4,500
Harry & Adele Conti                          3,000       1/28/97        $4,500
Nicola Attanasio                             5,000       1/28/97        $7,500
Lawrence Mendosa                             5,000       1/28/97        $7,500
Janet Ausiello                               5,000       1/28/97        $7,500
Michael Ausiello                             5,000       1/28/97        $7,500
Mark Malzberg                                6,000       1/28/97        $9,000
Laura Giostra                                6,700       1/28/97       $10,050
David Lupo                                   3,000       1/28/97        $4,500
Peter O'Hare, Jr.                            4,000       1/28/97        $6,000
Giovanni Granata                             3,000       1/28/97        $4,500
Mario Tommolillo                             4,000       1/28/97        $6,000
Jeffrey Kerne                                6,000       1/28/97        $9,000
Gino Ramundo                                 6,000       1/28/97        $9,000
Evelyn Alleman                               3,000       1/28/97        $3,000
Thelma Zube                                  3,400       1/28/97        $5,100
Vincent & F. Ponte                           6,667       1/28/97       $10,000
Laura Giostra                                6,700       1/28/97       $10,050
Philip & Concetta Vincenti                   6,800       1/28/97       $10,200
Andrew Lesnak                                3,400       1/28/97        $5,100
Susan Miller                                 6,700       1/28/97       $10,050
Uphill c/o Paul Scott                        9,400       1/28/97       $14,100
Martin Feldman                               3,400       1/28/97        $5,100
Mark DeLorenoz                               3,000       1/28/97        $4,500


On June 29, 1996, the Company issued 30,000 Common Shares to David Krise in exchange for patents valued at $45,000. This issuance was made in reliance on Section 4(2) by Registrant's management to a sophisticated investor who had access to information on the Company necessary to make an informed investment decision.

In July, 1996, the Board of Directors authorized the distribution of 200,000 A Warrants each exercisable into one Common Share at the exercise price of $3.75 per Common Share, 200,000 B Warrants each exercisable into one Common Share at the exercise price of $4.00 per Common Share and 250,000 C Warrants each exercisable into one Common Share at the exercise price of $6.00 per Common Share. The A, B and C Warrants are exercisable for a period of 48 months from the date of issue and are callable with 30 days notice at a price of $.001 per warrant. These distributions were be made to the owners of record of Common Shares on the books of the Company as of July 22, 1996. These issuances were made in reliance on Section 4(2) by Registrant's management to sophisticated investors who had access to information on the Company necessary to make an informed investment decision.

During October, 1996, the Company issued 327,000 Common Shares to Richard Huson for the conversion of a loan and accrued interest amounting to $340,500. This issuance was made in reliance on
Section   4(2)  by  Registrant's  management  to  an   accredited
investor.

In the fourth quarter of 1996 and the first quarter of 1997, the Company issued an aggregate of 345,000 common shares to consultants who had access to information on the Company necessary to make an informed investment decision for services valued at $545,000 in the aggregate and officers and directors of the Company (Steven Blad, David Sampson and Jay L. King) pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

                         Total Number     Date       Services
Name                      of Shares      Issued      Valued At

Gaming Venture Corp.        100,000    12/28/96      $150,000
                             50,000     2/20/97       $75,000
                             50,000     2/28/97       $75,000
Pratt, Wylce & Lords         25,000     12/2/96       $37,500
                              4,100     2/20/97        $6,150
Clinton Clark                50,000     12/2/96       $75,000
                             10,900     2/20/97       $16,350
Steven Blad                  10,000     2/20/97       $15,000
Micro Cap World, L.L.C.      10,000     2/20/97       $15,000
Jay L. King                  25,000     10/2/96       $37,500
David Sampson                10,000     10/2/96       $15,000


Gaming Venture Corp. provides management and capital acquisition consulting. Pratt, Wylce & Lords, provided management and capital acquisition consulting services. Clinton Clark provided management and capital acquisition consulting services. Micro Cap World, L.L.C. provided management consulting services.

On March 31, 1997, the Corporation issued 45,122 Common Shares to Cheryl and Steve Forte for the conversion of a loan whose principal and interest amount was $45,122. This issuance was made in reliance on Section 4(2) by Registrant's management to sophisticated investors who had access to information on the Company necessary to make an informed investment decision.

During May and June, 1997, the Corporation issued the following Common Shares to sophisticated investors who had access to information on the Company necessary to make an informed investment decision for cash consideration or services pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

                                                                    Cash
                                                                Consideration
                                    Total Number                  or Services
Name                                  of Shares    Date Issued     Valued At


Jayport Holdings, Inc. (BUI)            20,339        5/2/97     $30,509<F1>
Glenn Fine                              30,000        6/5/97     $45,000<F1>
Casino Journal of Nevada, Inc.          20,000        6/5/97     $30,000<F2>
Robert Smith                             6,000       6/12/97      $9,000<F1>
John Wasden                              5,000       6/12/97      $7,500<F1>
Althea Duggins                           1,000       6/12/97      $1,500<F1>
James Beard                              1,000       6/12/97      $1,500<F1>

<F1>  These  individuals  or entities  paid  cash  consideration.
Jayport Holdings, Inc. is a nonaffiliate.
<F2>   Casino   Journal  of  Nevada,  Inc.  provided  advertising
services.   The  principal of Casino Journal of Nevada,  Inc.  is
Glenn Fine.

In June 1997, the Company issued 100,000 Class D Warrants to Richard Huson, a majority shareholder of the Company and 100,000 D Warrants to Gaming Venture Corp., U.S.A., a consultant of the Company for services valued at $2,000. Mr. Huson subsequently exercised all of his Class D Warrants in October, 1997. In the fourth quarter of 1997, the 100,000 D Warrants remaining were exercised and 90,000 Common Shares were issued to Thomas
DiSalvatore and 10,000 Common Shares were issued to Michele Gilbert. Mr. DiSalvatore and Ms. Gilbert are sophisticated purchasers.


During December 1997 and January 1998, the Company received proceeds from unsecured convertible debentures aggregating $100,000 (VIP Industries, Inc., a unrelated party) during
December 1997 and $400,000 (Richard Huson $150,000, Richard Jaslow $150,000, Jay Willoughby $50,000 and David Goldsmith $50,000) during January 1998. The debentures bear interest at 6% per annum and are due on or before January 31, 1999. The principal amount of the debentures is convertible after one year, at the holder's option into Common Shares at a conversion price of $2.98 per share



These issuances were made in reliance on Section 4(2) by Registrant's management to Mr. Huson, an accredited investor and Gaming Venture Corp., U.S.A. a sophisticated investor who had access to information on the Company necessary to make an informed investment decision.



Item 27.  Exhibit Index.

 (1)   Form   of   Placement  Agreement  with   Travis   Morgan
       Securities, Inc.
 (2)   Not applicable
 (3) Certificate of Incorporation incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number
       333-31373.

 (3.1) Amendment to Articles of Incorporation dated October 14, 1996 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
 (3.2) Amendment to Articles of Incorporation dated February 18, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
 (3.3) Bylaws incorporated by reference to From SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
 (3.4)   Amended and Restated Bylaws.
  (4) Specimen certificate for Common Stock incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
 (4.1) Specimen Warrant certificate incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
  (5) Consent and Opinion of Jody M. Walker regarding legality of securities registered under this Registration Statement incorporated by reference to Amendment 8 to Form SB-2 filed on April 13, 1998, S.E.C. File Number 333-31373.
  (6)    Not Applicable
  (7)    Not Applicable
  (8)    Not Applicable
  (9)    Not Applicable
 (10.1) Consulting Agreement of GameTek and Steven J. Blad dated February 1, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
 (10.2) Consulting Agreement with Gaming Venture Corp., U.S.A. dated July 8, 1996 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
 (10.3) Exclusive Distributorship Agreement with Sodak Gaming, Inc. dated April 23, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
 (10.4) Exclusive Distributorship Agreement with RGB SDN BHD dated February 19, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
 (10.5) Exclusive Distributorship Agreement with B. Joel Rahn dated June 1, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
 (10.6) Exclusive License Agreement with George C. Matteson Co., Inc. incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
 (10.7) License Agreement with United States Playing Card Company incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373..
 (10.8) Royalty Agreement with the Sines-Forte Partnership dated June 15, 1996 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.

 (10.9) Promissory Note with Richard Huson dated July 8, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
(10.10) Collateral Loan Agreement with Gaming Venture Corp., U.S.A. incorporated by reference to Amendment 1 to Form SB-2 filed on September 17, 1997, S.E.C. File Number 333-31373.
(10.11) Exclusive License Agreement with Technology Development Center, LLC. Incorporated by reference to Amendment 2 to Form SB-2 filed on November 12, 1997, S.E.C. File Number 333-31373.
(10.12) Funding Agreement dated January 15, 1997 incorporated by reference to Amendment 4 of Form SB-2 filed on February 18, 1998, S.E.C. File Number 333-31373.
(10.13) Partnership Pledge and Security Agreement dated January 15, 1996 incorporated by reference to Amendment 4 to Form SB-2 filed on February 18, 1998, S.E.C. File Number 333-31373.
(10.14) Promissory Note executed by Richard Huson in favor of Randy Sines and Cheryl Forte dated January 15, 1996, incorporated by reference to Amendment 4 to Form SB-2 filed on February 18, 1998, S.E.C. File Number 333-31373.
(10.15) Consents of Spouse of Irene Sines and Steven Forte dated January 15, 1996, incorporated by reference to Amendment 4 to Form SB-2 filed on February 18, 1998, S.E.C. File Number 333-31373.
(10.16) Third Round Funding Agreement dated September 30, 1996, incorporated by reference to Amendment 4 to Form SB-2 filed on February 18, 1998, S.E.C. File Number 333-31373.
(10.17)  Form of Convertible Unsecured Note.
(10.18)  Forte Letter Agreement dated May 28, 1998.
(10.19) Exclusive Distributorship Agreement with Gaming 2000 L.L.C. dated May 28, 1998.
(10.20) Exclusive Distributorship Agreement with Belgium Gaming Technology dated December 18, 1997.
  (11)   Not Applicable
  (12)   Not Applicable
  (13)   Not Applicable
  (14)   Not Applicable
  (15)   Not Applicable
  (16)   Not Applicable
  (17)   Not Applicable
  (18)   Not Applicable
  (19)   Not Applicable
  (20)   Not Applicable
  (21)   Not Applicable

  (22)   Not Applicable
  (23)   Consent of Winter, Scheifley & Associates, P.C.
  (24)   Power of Attorney at page 91.
  (25)   Not Applicable
  (26)   Not Applicable
  (27)   Financial Data Schedule
  (28)   Not Applicable
  (99) Employment Agreement of Jay L. King dated January 1, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
 (99.1) Employment Agreement with Randy D. Sines dated March 31, 1996 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
 (99.2) Employment Agreement with Steven L. Forte dated March 31, 1996 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.
 (99.3) Amendment to Employment Agreement (Personal Service Agreement) and Covenant Not to Compete and Funding Agreements dated September 8, 1997 incorporated by reference to Amendment 2 to Form SB-2, S.E.C. File Number 333-31373.
 (99.4) Form of Lockup Agreement regarding Common Stock with Officers, Directors and Richard Huson incorporated by reference to Amendment 3 to Form SB-2 filed on January 12, 1998, S.E.C. File Number 333-31373.
 (99.5) Lock Up Agreement regarding Warrants between Officers, Directors and Principal Shareholder incorporated by reference to Amendment 6 to Form SB-2 filed on April 2, 1998, S.E.C. File Number 333-31373.
 (99.6) Revised Form of Lock Up Agreement regarding Warrants between Officers, Directors and Principal Shareholder incorporated by reference to Amendment 7 to Form SB-2 filed on April 9, 1998, S.E.C. File Number 333-31373.
 (99.7) Revised Lock Up Agreement regarding Common Stock between Officers, Directors and Richard Huson incorporated by reference to Amendment 7 to Form SB-2, S.E.C. File Number 333-31373.
 (99.8)  Form of Employment  Agreement  with  Steven Blad dated
         June 1, 1998.


Item 28.  Undertaking.

     The undersigned registrant hereby undertakes:


(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the Registration Statement.

(iii) To include any additional or changed material information on the plan of distribution.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Delivery of Certificates.

     The undersigned registrant hereby undertakes to provide to the Transfer Agent at the closing, certificates in such denominations and registered in such names as are required by the Transfer Agent to permit prompt delivery to each purchaser.

(c)  Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in the Company's Articles of Incorporation or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on the 4th the day of June 1998.



                                  Casinovations Incorporated


                                  By:   /s/ Steven Blad
                                        Steven Blad
                                        President and Chief
                                         Executive Officer



The   undersigned   Directors  and  Officers   of   Casinovations
Incorporated  hereby appoint Steven J. Blad or  Jay  L.  King  as
attorney-in-fact  for  the  undersigned,  with  full   power   of
substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange
Commission  under  the  Securities  Act  of  1933  any  and   all
amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



      Signature                       Capacity                     Date

/s/ Steven J. Blad       President, Chief Executive Officer    June 4, 1998
Steven J. Blad                      and Director


/s/ Jay L. King                 Treasurer, Secretary           June 4, 1998
Jay L. King                 and Chief Financial Officer



/s/ Richard S. Huson                  Director                 June 4, 1998
Richard S. Huson

/s/ Jamie McKee                       Director                 June 4, 1998
Jamie McKee

/s/ David E. Sampson                  Director                 June 4, 1998
David E. Sampson

/s/ Bob Smith                         Director                 June 4, 1998
Bob Smith


                          EXHIBIT INDEX

  EXHIBIT
      NO.                      DESCRIPTION                         PAGE

      (1) Form   of  Placement  Agreement  with  Travis  Morgan     96
          Securities, Inc.
      (2) Not applicable
      (3) Certificate   of   Incorporation   incorporated    by
          reference  to  Form  SB-2 filed  on  July  16,  1997,
          S.E.C. File Number 333-31373.
    (3.1) Amendment to Articles of Incorporation dated  October
          14,  1996  incorporated  by reference  to  Form  SB-2
          filed  on  July  16, 1997, S.E.C.  File  Number  333-
          31373.
    (3.2) Amendment   to   Articles  of   Incorporation   dated
          February 18, 1997 incorporated by reference  to  Form
          SB-2  filed on July 16, 1997, S.E.C. File Number 333-
          31373.
    (3.3) Bylaws  incorporated by reference to From SB-2  filed on July 16, 1997, S.E.C. File Number 333-31373.
    (3.4) Amended and Restated Bylaws.                            101
      (4) Specimen  certificate for Common  Stock  incorporated
          by  reference  to Form SB-2 filed on July  16,  1997,
          S.E.C. File Number 333-31373.
    (4.1) Specimen   Warrant   certificate   incorporated    by
          reference  to  Form  SB-2 filed  on  July  16,  1997,
          S.E.C. File Number 333-31373.
      (5) Consent  and  Opinion  of Jody  M.  Walker  regarding
          legality   of   securities  registered   under   this
          Registration  Statement incorporated by reference  to
          Amendment  8  to Form SB-2 filed on April  13,  1998,
          S.E.C. File Number 333-31373.
      (6) Not Applicable
      (7) Not Applicable
      (8) Not Applicable
      (9) Not Applicable
   (10.1) Consulting  Agreement of GameTek and Steven  J.  Blad
          dated  February 1, 1997 incorporated by reference  to
          Form  SB-2 filed on July 16, 1997, S.E.C. File Number
          333-31373.
   (10.2) Consulting  Agreement  with  Gaming  Venture   Corp.,
          U.S.A.  dated July 8, 1996 incorporated by  reference
          to  Form  SB-2  filed on July 16, 1997,  S.E.C.  File
          Number 333-31373.
   (10.3) Exclusive   Distributorship  Agreement   with   Sodak
          Gaming, Inc. dated April 23, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997,
          S.E.C. File Number 333-31373.
   (10.4) Exclusive Distributorship Agreement with RGB SDN BHD dated February 19, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number
          333-31373.

   (10.5) Exclusive  Distributorship  Agreement  with  B.  Joel
          Rahn dated June 1, 1997 incorporated by reference  to
          Form  SB-2 filed on July 16, 1997, S.E.C. File Number
          333-31373.
   (10.6) Exclusive  License Agreement with George C.  Matteson
          Co.,  Inc.  incorporated by reference  to  Form  SB-2
          filed  on  July  16, 1997, S.E.C.  File  Number  333-
          31373.
   (10.7) License  Agreement  with United States  Playing  Card
          Company incorporated by reference to Form SB-2  filed
          on July 16, 1997, S.E.C. File Number 333-31373..
   (10.8) Royalty  Agreement  with the Sines-Forte  Partnership dated  June  15,  1996 incorporated by  reference  to
          Form  SB-2 filed on July 16, 1997, S.E.C. File Number
          333-31373.
   (10.9) Promissory  Note  with Richard Huson  dated  July  8,
          1997 incorporated by reference to Form SB-2 filed  on
          July 16, 1997, S.E.C. File Number 333-31373.
  (10.10) Collateral Loan Agreement with Gaming Venture  Corp.,
          U.S.A.  incorporated by reference to Amendment  1  to
          Form  SB-2  filed on September 17, 1997, S.E.C.  File
          Number 333-31373.
  (10.11) Exclusive    License   Agreement   with    Technology
          Development  Center, LLC. Incorporated  by  reference
          to  Amendment  2 to Form SB-2 filed on  November  12,
          1997, S.E.C. File Number 333-31373.
  (10.12) Funding    Agreement   dated   January    15,    1997
          incorporated by reference to Amendment 4 of Form  SB-
          2 filed on February 18, 1998, S.E.C. File Number 333-
          31373.
  (10.13) Partnership  Pledge  and  Security  Agreement   dated
          January   15,  1996  incorporated  by  reference   to
          Amendment 4 to Form SB-2 filed on February 18, 1998, S.E.C. File Number 333-31373.
  (10.14) Promissory  Note executed by Richard Huson  in  favor of  Randy  Sines and Cheryl Forte dated  January  15,
          1996,  incorporated by reference to  Amendment  4  to
          Form  SB-2  filed on February 18, 1998,  S.E.C.  File
          Number 333-31373.
  (10.15) Consents  of  Spouse of Irene Sines and Steven  Forte
          dated January 15, 1996, incorporated by reference to Amendment 4 to Form SB-2 filed on February 18, 1998, S.E.C. File Number 333-31373.
  (10.16) Third  Round  Funding Agreement dated  September  30,
          1996,  incorporated by reference to  Amendment  4  to
          Form  SB-2  filed on February 18, 1998,  S.E.C.  File
          Number 333-31373.
  (10.17) Form of Convertible Unsecured Note.                     119
  (10.18) Forte Letter Agreement dated May 28, 1998.              142
  (10.19) Exclusive Distributorship Agreement with Gaming  2000   147
          L.L.C. dated May 28, 1998.
  (10.20) Exclusive  Distributorship  Agreement  with   Belgium   165
          Gaming Technology dated December 18, 1997.
     (11) Not Applicable
     (12) Not Applicable

     (13) Not Applicable
     (14) Not Applicable
     (15) Not Applicable
     (16) Not Applicable
     (17) Not Applicable
     (18) Not Applicable
     (19) Not Applicable
     (20) Not Applicable
     (21) Not Applicable
     (22) Not Applicable
     (23) Consent of Winter, Scheifley & Associates, P.C.         182
     (24) Power of Attorney at page 91.
     (25) Not Applicable
     (26) Not Applicable
     (27) Financial Data Schedule                                 183
     (28) Not Applicable
     (99) Employment Agreement of Jay L. King dated January  1,
          1997 incorporated by reference to Form SB-2 filed  on
          July 16, 1997, S.E.C. File Number 333-31373.
   (99.1) Employment Agreement with Randy D. Sines dated  March
          31,  1996  incorporated  by reference  to  Form  SB-2
          filed  on  July  16, 1997, S.E.C.  File  Number  333-
          31373.
   (99.2) Employment  Agreement  with  Steven  L.  Forte  dated
          March 31, 1996 incorporated by reference to Form  SB-
          2  filed  on  July 16, 1997, S.E.C. File Number  333-
          31373.
   (99.3) Amendment  to Employment Agreement (Personal  Service
          Agreement) and Covenant Not to Compete and Funding Agreements dated September 8, 1997 incorporated by reference to Amendment 2 to Form SB-2, S.E.C. File Number 333-31373.
   (99.4) Form  of Lockup Agreement regarding Common Stock with
          Officers,  Directors and Richard  Huson  incorporated
          by reference to Amendment 3 to Form SB-2 filed on January 12, 1998, S.E.C. File Number 333-31373.
   (99.5) Lock   Up   Agreement  regarding   Warrants   between
          Officers,   Directors   and   Principal   Shareholder
          incorporated by reference to Amendment 6 to Form  SB-
          2  filed  on  April 2, 1998, S.E.C. File Number  333-
          31373.
   (99.6) Revised  Form of Lock Up Agreement regarding Warrants
          between    Officers,    Directors    and    Principal
          Shareholder incorporated by reference to Amendment  7
          to  Form  SB-2  filed on April 9, 1998,  S.E.C.  File
          Number 333-31373.

   (99.7) Revised  Lock  Up  Agreement regarding  Common  Stock
          between   Officers,  Directors  and   Richard   Huson
          incorporated by reference to Amendment 7 to Form  SB-
          2, S.E.C. File Number 333-31373.
   (99.8) Form of Employment  Agreement  with Steven Blad dated   184
          June 1, 1998.